                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM S-4
                                   ----------

                          SENIOR CARE INDUSTRIES, INC.
                          ----------------------------
        (Exact name of small business issuer as specified in its charter)

                                     Nevada
                                    --------
         (State or other jurisdiction of incorporation or organization)

                                      6500
                                      ----
                    (Primary Standard Industrial Code Number)

                                   68-0221599
                                   ----------
                     (I.R.S. Employer Identification Number)

                             410 Broadway, 2nd Floor
                         Laguna Beach, California 92651
                                 (949) 376-3125
                        ---------------------------------
    (Address including Zip code and telephone number, including area code, of
                    Registrant's principal executive offices)

                         Resident Agents of Nevada, Inc.
                          711 S. Carson Street, Suite 4
                              Carson City, NV 89701
                        --------------------------------
     (Name, Address, including Zip code and Telephone Number, including area code of of Agent for Service)

            Approximate date of commencement of proposed sale of the
                    securities to the public: August 31, 2001

If the securities being registered on this Form are being offered in conjunction with the formation of a holding company and there is compliance with General Instruction G, check the filing box [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                                CALCULATION OF REGISTRATION FEE

Title of each                    Maximum          Proposed          Proposed
class of securities              Amount to        maximum           maximum            Amount of
to be registered                 be registered    offering price    aggregate          registration
                                 per unit(1)                      offering price          fee
------------------------------------------------------------------------------------------------
Common Stock, $.001 Par Value     300,000         $1.35            $405,000      Paid May 7, 2001*
------------------------------------------------------------------------------------------------

* (Set forth the amount on which the filing fee is calculated and state how it was determined.) The Transaction Valuation is based upon the market price of the securities which may be tendered as of April 30, 2001 as set forth in Rule Regulation 230.457c and Regulation 230.457f2 where there is no market for the securities to be received in the transaction. This calculation is based as follows:

Number of potential shares to be tendered: 300,000
Price of those shares on April 30, 2001:    $1.35

A filing fee of $182.25 was paid on May 7, 2001


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.


                          SENIOR CARE INDUSTRIES, INC.

    Cross Reference Sheet Furnished Pursuant to Rule 501(b) of Regulation S-K

         Item No. and Caption                 Caption in Prospectus

Item 1 - Forepart of Registration
         Statement & Outside Front
         Cover Page of Prospectus             Page (i)  - Cover of the Prospectus

Item 2 - Inside Front & Outside Back
         Cover Pages of Prospectus            Page (ii) - Table of Contents
                                              Page (iii)- Outside Back Cover
Item 3 - Risk Factors, Ratio of
         Earnings to Fixed Charges
         & Other Information                  Page 3  - Risk Factors
                                              Page 10 - Terms of the Transaction

Item 4 - Terms of the Transaction             Page 10 - Terms of the Transaction

Item 5 - Pro Forma Financial Information      Page 16 - Pro Forma Financial Information

Item 6 - Material Contacts with the
         Company Being Acquired               Page 20 - Material Contacts

Item 7 - Additional Information
         Required for Reoffering
         By Persons & Parties Deemed
         To be Underwriters                   Not Applicable

Item 8 - Interests of Named Experts
         & Counsel                            Page 24 - Interests of Named Experts & Counsel

Item 9 - Disclosure of Commission
         Position on Indemnification
         For Securities Act Liabilities       Page 24 - Disclosure of Commission
                                                        Position on Indemnification
                                                        For Securities Act Liabilities
Item 10- Information with Respect to
         S-3 Registrants                      Not Applicable

Item 11- Incorporation of Certain
         Information by Reference             Page 25 - Incorporation of Certain Information
                                                        By Reference

Item 12- Information with Respect to
         S-2 or S-3 Registrants               Not Applicable

Item 13- Incorporation of Certain
         Information by Reference             Not Applicable

Item 14- Information with Respect to
         Registrants other than S-3
         Or S-2                               Page 25 - Description of Business of Senior
                                                        Care Industries
                                              Page 33 - Description of Property of Senior
                                                        Care Industries
                                              Page 34 - Legal Proceedings of Senior Care
                                                        Industries
                                              Page 36 - Market Price of Senior Care Stock
                                                        & Other Shareholder Matters
                                              Page 39 - Financial Statements of Senior Care
                                                        Industries, Inc.




                                              Page 57 - Supplementary Financial Information on
                                                        Senior Care Industries, Inc.
                                              Page 74 - Management's Discussion & Analysis of
                                                        Financial Condition &
                                                        Results of Operations of Senior Care
                                                        Industries, Inc.
                                              Page 76 - Disagreements with Accountants on
                                                        Accounting and Financial Disclosure
                                                        for Senior Care Industries, Inc.
                                              Page 76 - Quantitative & Qualitative Disclosures
                                                        about Market Risk

Item 15 - Information With Respect
          To S-2 or S-3 Companies             Not Applicable

Item 16 - Information With Respect
          To S-2 or S-3 Companies             Not Applicable

Item 17 - Information with Respect
          To Companies other than
          S-2 or S-3 Companies                Not Applicable

Item 18 - Information if Proxies,
          Consents or Authorizations
          Are to be Solicited                 Not Applicable

Item 19 - Information if Proxies,
          Consents or Authorizations
          Are Not to be Solicited or
          In an Exchange Offer                Page 77 - Directors & Officers of Senior Care
                                              Page 82 - Executive Compensation of Directors and
                                                        Officers
                                              Page 84 - Relationships and Related Transactions

Part II - Information Not Required in
          Prospectus

Item 20 - Indemnification of Officers
          & Directors                         Page II-1

Item 21 - Exhibits and Financial Statement
          Schedules                           Page II-3

Item 22 - Undertakings                        Page II-3

Signatures                                    Page II-4

                          Subject to Completion, Dated

                               P R O S P E C T U S

                          SENIOR CARE INDUSTRIES, INC.

                             410 Broadway, 2nd Floor
                             Laguna Beach, CA 92651
                                 (949) 376-1325

                                  THE OFFERING

         Senior Care Industries, Inc. [Senior Care] offers to exchange 1 share of common stock, $.001 par value, in Senior Care for 1 share of Series G Preferred stock in Senior Care, $.001 par value.

         Series G Preferred stock is convertible into Common stock, 60 shares of Common stock for each share of Series G Preferred, on a table whereby
20% of the number of Series G Preferred shares held are convertible on the 12th month anniversary date of the issuance of the Series G Preferred shares and 20% on each 12th month anniversary date thereafter until all of the Series G Preferred shares have been converted to Common stock.

         Should all shareholders who could accept this offer do accept it, this would mean that a total of 300,000 Common shares would be exchanged for Series G Preferred. As of March 31, 2001, there were a total of 10,046,634 Common shares of Senior Care outstanding. However, all but 300,000 of those shares were held by insiders, officers and directors of Senior Care or persons who have stated that they will not accept this offer.

                                 TRADING SYMBOL
          Senior Care SENC (Over-the-counter Electronic Bulletin Board)

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                PLEASE REFER TO RISK FACTORS BEGINNING ON PAGE 3

The Securities and Exchange Commission (SEC) and state securities regulators have not approved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Please read this prospectus carefully. It describes Senior Care, its finances and services as well as the finances and services of Tri-National, its finances and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information you might want to return to. We encourage you to read the entire prospectus.

               THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE
         AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
     IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE
                    WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                       (i)

                                TABLE OF CONTENTS

Risk Factors ..........................................................   3

Terms of the Transaction ..............................................  10

Pro Forma Financial Statements ........................................  16

Material Contracts ....................................................  20

Interests of Experts and Counsel ......................................  24

Disclosure of Commission Position on Indemnification for Securities
Act Liabilities .......................................................  24

Incorporation of Certain Information by Reference .....................  25

Description of Business of Senior Care Industries, Inc. ...............  25

Description of Property of Senior Care Industries, Inc. ...............  33

Legal Proceedings of Senior Care Industries, Inc. .....................  34

Market Price of Senior Care Stock & Other Shareholder Matters .........  36

Financial Statements of Senior Care Industries, Inc. ..................  39

Supplementary Financial Information on Senior Care Industries, Inc. ...  57

Management's Discussion & Analysis of Financial Condition &
Results of Operations of Senior Care Industries, Inc. .................  74

Disagreements with Accountants on Accounting and Financial Disclosure for Senior Care Industries, Inc. ......................................  76

Quantitative & Qualitative Disclosures about Market Risk ..............  76

Directors and Officers of Senior Care .................................  77

Executive Compensation of Directors and Officers ......................  82

Relationships and Related Transactions ................................  84

                                     (ii)

We will accept manually signed facsimile copies of the letter of transmittal. The letter of transmittal, stock certificates representing Common shares in Senior Care and any other required documents should be sent or delivered by each holder of common stock or that holder's broker, dealer, commercial bank, trust company or other nominee to the depository agent before the expiration date of the attached tender offer which is August 10, 2001.

                     The depository for this tender offer is:

                              First American Stock Transfer, Inc.
                              1717 E. Bell Road, 2-155
                              Phoenix, AZ 85022
                              Telephone: (602) 485-1346
                              Facsimile: (602) 788-0423

You may direct any questions and requests for assistance to the information agent, the depository or Senior Care Industries, Inc. by telephoning the numbers listed below. You can obtain additional copies of this document and copies of the Tender Offer and the letter of transmittal and other tender materials from the information agent, the depository or from Senior Care Industries, Inc. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning this tender offer.

                  The information agent for this tender offer is:

                               Investor Relations Network
                               3755 Coleville Circle
                               Corona, CA 92881
                               Telephone: (909) 279-8884
                               E-mail: tom@irnonline.com

                  The depository for this tender offer is:

                              First American Stock Transfer, Inc.
                              1717 E. Bell Road, 2-155
                              Phoenix, AZ 85022
                              Telephone: (602) 485-1346
                              Facsimile: (602) 788-0423

                  To contact Senior Care Industries, Inc. you may call or write:

                              Senior Care Industries, Inc.
                              Common Stock Tender Offering
                              410 Broadway, 2nd Floor
                              Laguna Beach, CA 92651
                              Telephone: (949) 376-3125
                              Facsimile: (949) 376-9117
                              E-mail: john@seniorcareind.com

                                      (iii)

                              RISK FACTORS

         The Series G Preferred shares being offered by Senior Care in exchange Senior Care Common shares which you will receive if you exercise this tender are highly speculative in nature, involve a high degree of risk and the tender should be exercised only by persons who can afford to lose their entire investment in the common shares. Before making any investment decision, you should carefully consider the following factors relating to Senior
Care's business and prospects. You should also understand that there is no market for Series G Preferred stock in Senior Care and there may never be a market for this stock.

History of Operating Losses; Accumulated Deficit; Uncertainty of Future
-----------------------------------------------------------------------
Profitability; Going Concern Issue
----------------------------------

         Senior Care has historically operated at a loss and incurred a loss for the calendar year ended December 31, 2000. The accumulated deficit for the period ended December 31, 2000 was $2,144,634. The net loss on operations for the fiscal year ended December 31, 2000 was $71,364.00 resulting in a net loss attributable to common shareholders of $.005 per share, basic and diluted.

         Senior Care was a development stage company until the third quarter of 1999 when it actually commenced operations after the purchase of a group of assets from East West Community Developer, some of which were in the construction stage of development. At that time, the Company had little income other than from rents which it realized from its office building in Laguna Beach, California, from a strip mall in Nevada and from a partially completed complex in Nevada. At that time, income from the sale of condominium which were under construction at the beginning of the year 2000 was at least ten months away. The Noble Furniture acquisition which became effective in January, 2000, assured that the Company would have an income stream regardless of whether it had real estate sales from condominiums or other development projects. Likewise, the Company has been seeking to acquire other operating businesses which, when combined with Senior Care's real estate development operations, will hopefully result in a steady income stream and profitablity. Today, Senior Care enjoys income from rents and from condominium sales from its Evergeen Manor II project.

         Senior Care started actually selling condominiums during the second quarter of 2001 at its Evergreen Manor II project in Los Angeles, California. Once that income stream is completed, it is unlikely that there will be any further income from real estate development sales for at least another year. The reason for this is because Senior Care has just commenced construction on its Flamingo 55 project which is next to come on line for sales in early 2002.

         However, there can be no assurances that we will be able to identify any operations that we may deem suitable for acquisition, or that if we do identify such operations, that any of them will be successfully acquired, developed and commercialized. Likewise, there is no certainty that Senior Care will enjoy a profit from its real estate developments.

Need for Additional Capital; Possible Issuance of
-------------------------------------------------
Securities and Corresponding Possible Future, Substantial Dilution
-----------------------------------------------------------------

         Our cash requirements continue to be significant. In order for us to satisfy our capital needs for the next 12 months, we intend to raise additional capital in two ways. The first is by the issuance of the warrants issued in conjunction with an unrelated tender offer to shareholders of Tri-National Development Corporation [Tri-National] under the terms of which warrants are being issued which could potentially raise $7,000,000 for Senior Care. Senior Care further intends to make a new offering of common stock to raise approximately $15,000,000.

         Senior Care intends to make a new offering of common stock to raise approximately $15,000,000. This offering will also result in a dilution of its Common stock. The number of shares which would be issued for this new offering has not yet been determined and will depend to a great extent upon the price of Senior Care stock in the market at the time the shares are issued. Senior Care expects to offer these shares at approximately $5 per share. If this were the case, an additional 3,000,000 shares would be issued in connection with this offering.

         There can be no assurance that additional capital can be obtained on terms acceptable to us, or at all. Failure by us to realize significant revenues and achieve profitability from our real estate development and sales operations or obtain additional capital, would have a material adverse effect on us.

         There are presently a total of 10,046,534 common shares outstanding in Senior Care. If the tender for Tri-National succeeds, then Senior Care expects to issue an additional 7,000,000 common shares in connection with that tender and an additional 7,000,000 warrants which would be convertible into a like number of common shares by the payment of $1 per warrant to convert. The issuance of shares to Tri-National shareholders and the conversion of warrants will substantial dilutive effect on the holders of Senior Care Common stock. Likewise, the new offering to raise $15,000,000 will have a dilutive effect by the issuance of an additional 3,000,000 shares. All of this, could affect the value of Senior Care's Common stock at the time that your Series G Preferred shares become convertible into Common stock.

         Additionally, the conversion of Series G Preferred will also have a dilutive effect since 300,000 shares of Series G Preferred would result in a total of 18,000,000 additional Common shares being issued over a period of 5 years with 3,600,000 shares being issued each year beginning 12 months after the Series G preferred shares are initially issued.

         After all of these transactions are concluded, it is anticipated that Senior Care could have a total of 45,046,634 shares outstanding.

Uncertainty of Success of Real Estate Developments
--------------------------------------------------

         As part of its business strategy during the next few years, Senior Care plans to develop a number of assisted living, resort, commercial and residential properties. Senior Care's ability to achieve its development potential will depend upon a variety of factors, many of which are beyond Managements' control. The successful development of additional properties involves a number of risks, including the possibility that the Company may be unable to locate suitable sites at acceptable prices or may be unable to obtain, or may experience delays in obtaining, necessary zoning, land use, building, occupancy, licensing and other required governmental permits and authorizations. Development schedules may be changed by the Company in order to accommodate requirements of staffing of new projects and to allow a phase-in of start-up losses inherent in the marketing and lease-up of new facilities. Certain construction risks are beyond the Company's control, including strikes, adverse weather, natural disasters, supply of materials and labor, and other unknown contingencies which could cause the cost of construction to exceed estimates. If construction is not commenced or completed, or if there are unpaid subcontractors or suppliers, or if required occupancy permits are not issued in a timely manner, cash flow could be significantly reduced. In addition, any property in construction carries with it its own risks such as construction defects, cost overruns, adverse weather conditions, the discovery of geological or environmental hazards on the property and changes in zoning restrictions or the method of applying such zoning restrictions. The nature of licenses and approvals necessary for development and construction, and the timing and likelihood for obtaining them vary widely from country to country, state to state, and from community to community within a state.

         As a result of all of these factors, Senior Care may not realize the profit potential which it originally anticipated. Furthermore, Senior Care has purchased property from Tri-National which is also subject to the same risks associated with it that are described above.

Governmental Regulations and Environmental Regulation
-----------------------------------------------------

         Senior Care and its subcontractors must comply with various federal, state and local ordinances, rules and regulations concerning zoning, building design, construction and similar matters. The operations of the Company are affected by various federal, state and local environmental laws, ordinances and regulations, including regulations pertaining to availability of water, municipal sewage treatment capacity, land use, protection of endangered species, population density and preservation of the natural terrain and coastlines. These and other requirements could become more restrictive in the future, resulting in additional time and expense to obtain approvals for development. When acquiring land for development or existing facilities, the Company typically obtains environmental reports on the properties as part of its due diligence in order to lessen its risk of exposure.

         The Company is also subject to regulations and restrictions by the government of Mexico concerning investments in business operations in Mexico by U.S. companies, none of which has to date had a material adverse effect on the Company's consolidated operations. The Company's foreign operations are also subject to exchange rate fluctuations, which could affect the Company's financial statements and the reported profits.

No Assurance of Identification or Acquisition of Additional Operations
----------------------------------------------------------------------

         From time to time, if our resources allow, we intend to explore the acquisition of additional properties which fit into Senior Care's goal of becoming a major developer of senior homes, condominiums and townhouses. There can be no assurance, however, that we will be able to identify any such properties and, even if suitable properties are identified, there can be no assurance that we will have sufficient funds to acquire those properties or that the development of those properties will become viable.

Competition
-----------

         The "elder care" industry is expanding as a simple matter of demographics takes over the market - U.S. Census Bureau information demonstrates that the age of the average American is increasing annually. Senior Care believes that as a result senior citizens are acquiring more clout in the market, and are changing key real estate concepts. Senior Care believes that the older citizen is looking for properties that can provide them with the lifestyle that they would like to have without having to "break the bank" by using all of their savings to purchase housing and use all of their income just to live. Private residences for senior citizens are very active sectors of the market according to the Bank or America who has studied this housing sector. The biggest problem, according to the Bank is that the sector is flooded with demand while there is an absence of supply. Because of this, many development firms are acquiring properties and are reconfiguring them to suit the needs of the elderly. While barriers to entry into this industry are starting to appear, firms with a highly aggressive acquisition schedule, can position themselves to be key players in different geographic locations.

Nationwide Demographics: Senior Housing

         Due to the aging of the population, the number of people included in this segment is increasing, and is projected to have strong continued growth. Because of increases in life expectancy, the U.S. Census Bureau statistics cite that the proportion of Americans over the age of 65 has steadily gained during this century. In 1994, 1 in 8 Americans was over 65, by the year 2050, it is projected that 1 in 5 will be over this age. In 1993, 600,000 assisted living units generated a combined total of $12 billion in revenue. Due to the "graying of America," the number of assisted living units is expected to reach 1.3 million by the year 2000, generating in excess of $33 billion in revenue.

California Demographics: Senior Housing, Conventional Housing, and Commercial Development.

         Although the Company will continue it's west coast development in Las Vegas, New Mexico, Arizona and California, it is placing particular emphasis on locating opportunities within southern California's "sixty mile circle". The Evergreen Manor II project which was recently completed by the Company and is owned by the Company, as well as the Company office building in Laguna Beach that is owned by the Company, fall within the "sixty mile circle", which is the area within sixty miles of downtown Los Angeles. This area represents the heart of the southern California market as defined by Bank of America, and is one of the most dynamic economies in the United States. The market contained within the "sixty mile circle" accounts for nearly one half of the state of California's personal income, one half of the states total economy, 45% of the states population, 48% of the states non-farm employment, and two thirds of the states valuation in international trade. According to Bank of America, the "sixty mile circle" is the nations second largest concentrated area of population, employment, business and industry, and exceeds the population of all but three states in the country excluding California. Among the 13 western states, the "sixty mile circle" accounts for 25% of the population and 27% of the personal income. This vast pool of wealth generates gross output that exceeds the GNP of all but 13 nations in the world today and creates a massive market of potential residents for both projects.

THE SIXTY MILE CIRCLE: STATISTICAL DATA
ON THE AREA WITHIN 60 MILES OF DOWNTOWN LOS ANGELES

AS COMPARED TO THE STATE OF CALIFORNIA

Total Personal Income:                    49.9%
Total Population:                         45%
Non-Farm Employment:                      48%
Manufacturing Employment:                 56%
Valuation of International Trade:         66%

AS COMPARED TO THE NATION AS A WHOLE
Concentration of Population               2nd Largest
Concentration of Employment:              2nd Largest
Concentration of Business And Industry:   2nd Largest

AS COMPARED TO THE 13 WESTERN STATES

Total Population:                     Exceeds all but 3 states
Total Population:                     25%
Total Personal Income:                27%
The "sixty mile circle" offers ongoing stable development opportunities for all 3 categories of the Senior Care
Industries Inc., portfolio.

         The principal competitors of Senior Care are such operations as the Del Webb Company and others who also build senior restricted housing. Senior Care's emphasis will be to fill the nitch of the senior who wishes to spend from $125,000.00 to $250,000.00 for a home and who wishes to save on monthly maintenance fees. Senior Care does not intend to build for the high end customer and for that reason, competition, at least at the present time, is limited in Senior Care's nitch market.

Volatility of Stock Price
-------------------------

         Sales of substantial amounts of shares of Common Stock in the public market or the perception that those sales could occur could adversely affect the market price of the Common Stock and the Company's ability to raise additional funds in the future in the capital markets. The market price of the Common Stock could be subject to significant fluctuations in response to various factors and events, including the liquidity of the market for the shares of the Common Stock, variations in the Company's operating results, change in earnings estimates by the Company and/or securities analysts, publicity regarding the industry or the Company and the adoption of new statutes or regulations in any the Company's particular industries. In addition, the stock market in recent years has experienced broad price and volume fluctuations that often have been unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the market price of the shares of Common Stock.

Control by Directors and Officers
---------------------------------

         Senior Care's directors and executive officers and their affiliates beneficially owned approximately 72.2% of the Company's outstanding shares of Common Stock prior to this Tender Offer being made to Tri-National shareholders. As a result, these stockholders, acting toge7ther, would be able to significantly influence many matters requiring approval by the stockholders of the Company, including the election of Directors. A total of 60% of these shares become available for sale in accordance with Rule 144 in approximately one year. Rule 144 provides, in essence, that a shareholder who is an affiliate of the Company, after holding restricted securities for a period of one year, may every three months, sell them in an unsolicited brokerage transaction in an amount equal to 1% of the Company's outstanding common shares, or the average weekly trading volume, if any, during the four weeks preceding the sale. Non-affiliated shareholders holding restricted securities are not subject to the 1% limitation and may sell unlimited amounts of shares they own, under certain circumstances, after a one year holding period. If a substantial part of the shares, which can be sold were so sold, the price of the Company's common shares might be adversely affected.

Dependence On Key Personnel
---------------------------

         Our success will depend to a large extent on the executive personnel of both Senior Care. Should Senior Care loose all or a majority of these executives, its business could be substantially impacted in an adverse way if personnel of similar caliber and experience could not be hired.

No Dividends With Respect to Common Stock
-----------------------------------------

         Senior Care has never paid any cash dividends on its common stock and it is unlikely that Senior Care will pay any dividends on our Common Stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

Shares Eligible for Future Sale
-------------------------------

         There are presently approximately 8,150,000 shares of Common Stock that were issued and outstanding that are "restricted securities" as that term is defined by Rule 144 of the Securities Act, 150,000 of which are currently eligible for resale in compliance with Rule 144 of the Securities Act. The other 8,000,000 are controlled by an executive of Senior Care and will become eligible for resale in approximately one year.

         Rule 144 provides that, in general, a person holding restricted securities for a minimum period of one (1) year may, every three (3) months thereafter, sell in brokerage transactions an amount of shares which does not exceed the greater of one percent (1%) of our then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four (4) calendar weeks immediately prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitations by a person who is not an affiliate of us and was not an affiliate at any time during the ninety (90) day period immediately prior to such sale, and who has satisfied a two (2) year holding period. Sales of our Common Stock by shareholders under Rule 144 may have a depressive effect on the market price of our Common Stock.

Forward-Looking Statements and Associated Risk.
-----------------------------------------------

         This prospectus includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and we desire to take advantage of the "safe harbor" provisions in those laws. Therefore, we are including this statement for the express purpose of availing ourselves of the protections of these safe harbor provisions with respect to all of the forward-looking statements we make. The forward-looking statements in this prospectus reflect our current views with respect to possible future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including specifically the absence of significant revenues, financial resources, a history of losses, significant competition, trading risks of low-priced stocks and those other risks and uncertainties discussed herein that could cause our actual results to differ materially from our historical results or those we anticipate. In this prospectus, the words "anticipates," "believes,""expects," "intends," "future" and similar expressions identify certain forward-looking statements. You are cautioned to consider the specific risk factors described in "Risk Factors" and elsewhere in this prospectus and not to place undue reliance on the forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this prospectus. All written and oral forward-looking statements made subsequent to the date of this prospectus and attributable to us or persons acting on our behalf are expressly qualified in their entirety by this Prospectus.

                            TERMS OF THE TRANSACTION

Why is Senior Care making this offer?
-------------------------------------

Senior Care's Common stock suffered a one time 30 to 1 reverse split of the Company's common stock on March 15, 2001. Many investors in Senior Care bought pre-split shares for more than $1 and believed that they will never be able to recover their original in Senior Care and were displeased with the reverse split.

This offer is being made to give those shareholders who are dissatisfied, an opportunity to recover twice the number of common shares which they originally had by subscribing to Series G Preferred stock.

What is Series G Preferred Stock?
---------------------------------

You will get 1 share of Series G Preferred for every share of Senior Care Common you now own. Series G Preferred has the following characteristics:

a. It is convertible into Common stock in Senior Care over a period of five years;

b. 20% of the number of shares of Series G Preferred may be converted into 60 shares of Common stock on the anniversary date of the tender offer;

c. 20% of the number of shares of Series G Preferred may be converted into 60 shares of Common stock on each anniversary date thereafter until all of your Series G Preferred is converted.

How long do I have to tender my Common shares?
----------------------------------------------

This offer will remain open until August 10, 2001.

Will there be any subsequent offer if I decide not to tender now?
-----------------------------------------------------------------

It is not anticipated that Senior Care will make this offer again. You must tender before August 10, 2001 to accept this offer.

Will this tender offer be extended?
-----------------------------------

It is not anticipated that the tender offer will be extended but Senior Care could act to extend it if Management determined to do so.

How do I tender my Common stock?
--------------------------------

You must sign and complete the letter of transmittal which is sent to you with this Tender Offer designating the number of shares which you wish to tender in this tender offer and send the letter of transmittal, together with your Senior Care Common stock certificate and any other required documents by one of the mailing methods designated in the letter of transmittal, so that it is received by the Transfer Agent at the address provided on the letter of transmittal before the expiration date of August 10, 2001.

How do I tender if my Common stock is held by a broker?
-------------------------------------------------------

If your Senior Care common stock is held by a broker, you should receive instructions from your broker on how to participate in this Tender Offer. Contact your broker directly if you have not already received instructions. Some financial institutions may effect tenders by transmitting shares electronically through the Depository Trust Company.

When is this Offer available to me?
-----------------------------------

This Offer commences immediately upon the filing of this Tender Offer and will remain open until August 10, 2001.

Will Senior Care take all offers?
---------------------------------

There is no restriction on the number of shareholders who may take advantage of this Tender Offer and no restrictions on the number of shares which Senior Care will accept for issuance of Series G Preferred. The Tender Offer is unconditional and Senior Care is obligated to go forward with the Tender Offer and will accept your shares if tendered regardless of the number of shares tendered by all shareholders.

Who can take advantage of this Offer?
-------------------------------------

Anyone who is a holder of Common stock in Senior Care as of the date of this Tender Offer may elect to accept the offer. However, all officers, directors and persons holding more than a 5% shareholder interest in Senior Care have stated that they will not accept this Offer and will not tender their shares.

What happens if I change my mind?
---------------------------------

At any time during the period when the Tender Offer remains open, that is, until August 10, 2001, you may withdraw your shares from the tender. Also, if your Series G Preferred shares have not yet been issued, you may still withdraw and obtain a return of your shares even after August 10, 2001.

Will my new Series G Preferred stock by trading on the over-the-counter bulletin board like my Senior Care Common stock trades?
-----------------------------------------------------------------------

Senior Care is filing an S-4 Registration Statement to register your Series G Preferred shares. This will be done at the earliest possible time after this Tender Offer is made. The Prospectus will be mailed to you when it becomes available. You should not make an investment decision regarding whether to surrender your Common shares and to take Series G Preferred stock until you have received your Prospectus and have had an opportunity to read it. The Registration Statement may not become immediately effective for a period of time after it has been filed. Your Series G Preferred shares will not be issued until the Registration Statement becomes effective.

There is presently no public market for Series G Preferred stock and Senior Care cannot assure you that there ever will be a market for this security. It is expected that there will always be a market for Senior Care Common stock but there is no assurance that there will be one for Series G Preferred.

Those of you who may need to liquidate your securities within the next few years should probably not consider accepting this tender if you believe that you may need to sell your Series G Preferred before it converts back into Common stock.

What is the present book value of Senior Care stock and what were the most recent earnings per share?
-------------------------------------------------------

Book Value per share of Senior Care as of March 31, 2001:       $.973

Diluted Earnings per share of Senior Care as of March 31, 2001: $(.014)

Where will my stock be held until I receive my Series G Preferred?
------------------------------------------------------------------

Your stock will be held either in paper or electronic form by the Stock Transfer agent for Senior Care who is acting as an independent depository for the purposes of this Tender. The name, address and telephone number of the Stock Transfer Agent is set forth in the letter of transmittal which you are receiving with this Tender Offer.

When will I receive my Series G Preferred?
------------------------------------------

You should receive your Series G Preferred shares within a few days following the termination of the Tender Offer on August 10, 2001 or within a few days after the Registration of your shares become effective, whichever first occurs.

What will happen to the market in Senior Care Common stock if everyone decides to accept this Tender Offer?
-------------------------------------------------------------

Because Senior Care has placed no restrictions on the number of shares that may be tendered under this Tender Offer, it is possible, but unlikely, that there could be a substantial negative impact on the trading of Senior Care stock on the over-the-counter bulletin board due to the number of shares converting to Series G Preferred.

This means that it is possible that Senior Care could stop trading if everyone accepted the tender because there would be no stock left to trade in the over-the-counter bulletin board.

Senior Care believes this is unlikely because of the 13,310,182 shares of Common stock presently outstanding, only approximately 450,000 shares would consider accepting this Tender Offer because those shares were the shares that were subject to the reverse.

Won't there be a big dilution of Common stock once the Series G Preferred shares are converted?
--------------------------------------------------

Senior Care believes that the maximum number of shares tendered would be 450,000 shares of Common stock. If all of those shares were tendered, and management believes that is unlikely, there would be approximately 450,000 shares of Series G Preferred stock which would be issued and those shares will convert into 27,000,000 shares of Common stock over a period of 5 years. This means that during each year when the Series G Preferred begins converting, Senior Care Common stock could be diluted by an additional 5,400,000 shares each year. This could result in a depression of the stock price of Senior Care when these shares come into the market if a large number of shareholders were to sell those shares at that time.

Will it cost me anything to exercise this Tender Offer?
-------------------------------------------------------

You should check with your broker to determine whether your broker has any fees for sending securities to the Transfer Agent. Senior Care does not believe that there will be any commission owed to your broker for exercising the Tender Offer but there may be a fee charged for handling the transaction by your broker, generally nominal.

Senior Care will pay for the cost of the surrender of your Common stock and the issuance of your Series G Preferred shares to the Transfer Agent and you will not need to pay any fees to the Transfer Agent.

However, you will pay a fee to exercise your option to convert your Series G Preferred stock each year into Common stock. That fee will be $15 to handle the surrender of each Series G Preferred certificate and issue a new one less the number of shares converted and $10 for the issuance of each Common stock certificate.

TERMS OF THE TRANSACTION:
------------------------

Senior Care Industries, Inc. [Senior Care or the Company] is offering to trade Common shares of Senior Care for Series G Preferred which will over time convert into 60 shares of Common stock for each share of Series G Preferred issued.

The offer to tender your Common shares and exchange them for Series G Preferred shall be available to you from the date of this Tender Offer and shall remain open until August 10, 2001.

The reason that this offer is being made is because Senior Care's shareholders at the Annual Meeting on March 12, 2001 authorized the Board of Directors to make a one time 30 to 1 reverse split of the Company's common stock. On the same day, the Board of Directors authorized a 30 to 1 reverse split which took effect on March 15, 2001. Many shareholders feel that they will never be able to recover their original investment in Senior Care and were displeased with the reverse split. This offer is being made to give those shareholders who are dissatisfied an opportunity to recover the same number of shares which they had prior to the reverse split taking effect.

Management then decided that in order to maintain shareholder loyalty, the shareholders should be offered an opportunity to recover twice the number of Common shares which they originally had while, at the same time, protecting Senior Care's stock price by restricting the number of shares in the float, at least in the short term.

The reason that Senior Care wanted to restrict the float was to keep short sellers and bottom feeders from trading in the Company's stock. Management believed that short-sellers and bottom feeders were responsible for the precipitous fall in Senior Care's stock prior to the reverse split.

Management decided that the way to protect shareholders while, at the same time, protecting the Company, was to offer Series G Preferred stock. This would allow shareholders an opportunity to regain the original number of common shares over time while continuing to restrict the float during the interim period.

The offer which Senior Care is making can be exercised by signing and completing the attached letter of transmittal designating the number of shares you wish to tender in this Tender Offer and send your letter of transmittal, together with your stock certificates and other materials required by the letter of transmittal by one of the mailing methods designated in the letter of transmittal, so that it is received by the Transfer Agent at the address provided in the letter of transmittal before the expiration date of August 10, 2001.

If your Senior Care Common stock is held by a broker, you should receive instructions from your broker on how to participate in this Tender Offer. Contact your broker on how to participate if you have not already received instructions from your broker. Some financial institutions may effect tenders by transmitting shares electronically through the Depository Trust Company.

You will then receive the following:
------------------------------------

1. 1 share of Series G Preferred stock for each share of post-split Common stock which you now hold. [If you surrender a pre March 15, 2001 split share certificate, the reverse split will take effect as to your shares before the Series G Preferred stock is issued to you. The CUSIP number for pre March 15, 2001 split Common shares was 81721N 10 7.]

The only reason you would have pre-split shares would be if you retained those shares in certificate form and not in a brokerage account, and did not turn them in to the Transfer Agent after March 15, 2001 to transfer them into post-split shares.

Series G Preferred stock has the following characteristics:
-----------------------------------------------------------

1.  It is convertible into common stock in Senior Care;

2. 20% of the number of shares of Series G Preferred may be converted into 60 shares of Common stock on the anniversary date of the tender offer;

3. 20% of the number of shares of Series G Preferred may be converted into 60 shares of Common stock on each anniversary date thereafter until all of your Series G Preferred is converted.

Regarding Termination:
---------------------

If you change your mind after you have already signed the Stock Purchase Agreement and have surrendered your shares, you may get them back at any time up until August 10, 2001 or, if your Series G Preferred shares have not already actually been issued, you may get your Common shares back at any time up until they are actually issued.

Registration of Series G Preferred Stock:
-----------------------------------------

Senior Care is filing an S-4 Registration Statement to register your Series G Preferred shares. This will be done at the earliest possible time after this Tender Offer is made. The Prospectus will be mailed to you when it becomes available. You should not make an investment decision regarding whether to surrender your Common shares and to take Series G Preferred stock until you have received your Prospectus and have had an opportunity to read it. The Registration Statement may not become immediately effective for a period of time after it has been filed. Your Series G Preferred shares will not be issued until the Registration Statement becomes effective.

United States Federal Tax Consequences:
---------------------------------------

Senior Care expects that the exchange of Common stock for Series G Preferred will be tax free to Senior Care and to its shareholders who participate in this Tender Offer. You should consult your tax advisor as to the particular tax consequences of this Tender Offer to you.

Your rights as a Common shareholder as opposed to your rights as a Preferred shareholder:
----------------------------------------------------

Common Stock
------------

Each share of Senior Care Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

All shares of Common Stock issued and outstanding were fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

Preferred Stock
---------------

The rights of Senior Care preferred shareholders is determined at the time a class of preferred stock is issued. Generally, each preferred share is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Preferred Stock (i) have equal, ratable rights to dividends from funds legally available; (ii) are entitled to share preferably in all of our assets available for distribution to holders of Preferred Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

Series G Preferred may be converted into common stock over a period of five years from the issue date of issue with 20% of the shares being converted into 60 shares of Common stock on the anniversary date of the issuance and a like 20% becoming convertible into 60 shares of Common stock on each anniversary date thereafter until all of the Preferred shares have been converted.

You are not required to convert on the conversion date but may convert at any time after the date passes. You convert by sending your Preferred stock certificate to the Transfer Agent who converts the shares entitled to convert, returns a Preferred certificate for the balance of shares not yet converted and sends you a Common stock certificate for the number of Common shares you are to receive.

Cost of the certificates upon conversion:
-----------------------------------------

Senior Care paid for the issuance of your original Series G Preferred stock certificate. You will pay the cost of the conversion.

The cost issuing the new Preferred certificate and the Common stock certificate will be born by you. The cost to issue each new Preferred certificate will be $15 and the cost to issue each new Common stock certificate is an additional $10.

The name and address of the Transfer Agent where you will send your stock for conversion is as follows:

Transfer Agent
--------------

The transfer agent is:        First American Stock Transfer, Inc.
                              1717 E. Bell Road, 2-155
                              Phoenix, AZ 85022
                              Telephone: (602) 485-1346

Accounting Treatment:
---------------------

The holding period for your stock will generally be from the time you first purchased Senior Care Common stock and your basis in those shares will be what you paid for that stock at the time you purchased it. You should consult your tax advisor as to the particular tax consequences of this Tender Offer to you and as to whether the holding period and cost is different in your case from the statements set forth above.

                         PRO FORMA FINANCIAL STATEMENTS
                        FOR SENIOR CARE INDUSTRIES, INC.

Senior Care concluded the purchase of certain Mexican assets of Tri-National Development's Mexican wholly owned subsidiaries as of April 30, 2001. As a result of these transactions, the Balance Sheet of Senior Care was significantly changed. What follows is the condensed balance sheet for Senior Care after this property transaction has been completed showing what the balance sheet would have looked like if the transaction had been completed by March 31, 2001, the last period which was reported by Senior Care.

PRO FORMA TABLE OF CONTENTS;

Letter from Ludlow & Harrison ............................................ 17

Condensed Balance Sheet .................................................. 18

Notes to Condensed Balance Sheet ......................................... 19

Ludlow & Harrison
A CPA Corporation
3545 Camino Del Rio South, Suite D
San Diego, CA 92108

Board of Directors                                 May 11, 2001
Senior Care Industries, Inc.
410 Broadway, 2nd Floor
Laguna Beach, CA 92651

We have examined the pro forma adjustments reflecting the transaction described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma condensed balance sheet of Senior Care Industries, Inc. as of March 31, 2001. The historical condensed balance sheet is derived from the historical financial statements of Senior Care Industries, Inc. Such pro forma adjustments are based upon managements' assumptions described in accordance with standards established by the American Institute of Certified Public Accountants and accordingly, included such procedures as we considered necessary in the circumstances.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma condensed balance sheet is not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above- mentioned transaction actually occurred earlier.

In our opinion, managements' assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transaction described in Note 1, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma column reflects the proper application of those assumption to those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet as of March 31, 2001.

/s/ Ludlow & Harrison
---------------------
Ludlow & Harrison
A CPA Corporation

                         Senior Care Industries, Inc.
                            Condensed Balance  Sheet
                                 March 31, 2001

                                                Historical        Pro forma
                                                ----------        ---------
Assets

Current Assets                                $  1,813,310      $  1,813,310

Fixed Assets
 Machinery & Equipment                             170,364           170,364
 Real Estate                                    20,040,778        90,269,833

Other Assets                                     7,121,130         7,121,130
                                              ------------      ------------
Total Assets                                  $ 29,145,582      $ 99,374,637
                                              ============      ============

Liabilities & Stockholder Equity

Current Liabilities                           $  2,964,890         2,964,890
Long Term Liabilities                           15,855,274        25,534,329
                                              ------------      ------------
Total Liabilaties                             $ 18,820,164      $ 28,499,219

Stockholder Equity                              10,325,418      $ 70,875,418
                                              ------------      ------------
Total Liabilities & Stockholder Equity        $ 29,145,582      $ 99,374,637
                                              ============      ============

See pro forma report & notes to financial statements

                          Senior Care Industries, Inc.

                             Pro Forma Balance Sheet

                                 March 31, 2001

NOTE 1 On March 28, 2001, Senior Care entered into agreements with Tri-National Development Corporation to purchase certain real estate assets of the company and agreed to assume all debt encumbering those real estate assets. The purchase of the assets became effective on April 30, 2001:

1.     THE HILLS OF BAJAMAR

Under the contract with Senior Care, 650 acres will be conveyed plus 100% of Tri-National's rights under the Option Agreement. The purchase price by Senior Care was $14,950,000, or in the area of $23,333 per acre. Senior Care paid 300,000 shares of Series F Convertible Preferred stock which is convertible into 20 shares of Senior Care Common stock for each share of Series F Preferred on a formula which allows 20% of the Preferred shares to be converted in the 24th month following the acquisition and 20% convertible on each 12th month anniversary date thereafter until all of the Preferred shares have been converted. Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

Senior Care may repurchase a total of $11,262,481 in Series F Convertible Preferred by the issuance of Series I Preferred stock which will then be issued to Tri-National's Corporate Note holders.

2.   PLAZAS RESORT TIMESHARES AND COMMERCIAL PROPERTY

Senior Care purchased this property for $15,800,000 for the land and $279,055 for the commercial building under construction for total consideration of $16,079,055. Senior Care assumed the outstanding mortgage on the property of $9,079,055 and will pay a total of $7,000,000 by issuing 150,000 shares of Series F Convertible Preferred stock. Again, Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

3.  PLAZA ROSARITO

Senior Care purchased this property for a total purchase price of $13,000,000 for the 15 acre undeveloped ocean front property and $20,200,000 for the 9 acres of developed land where the partially completed shopping center is located. The payment is being made by the issuance of 500,000 shares of Series F Preferred stock in Senior Care which is convertible to Common stock on the conversion formula which was discussed above. Again, Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

4.  PORTAL DEL MAR CONDOMINIUMS

Senior Care purchased a 2/3rds undivided interest in this property for $6,000,000 paying 50,000 shares of Series F Convertible Preferred which is convertible to Common stock on the conversion formula which was discussed above. Again, Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

                            MATERIAL CONTRACTS

Early in 2001, Management became aware that as a result of market conditions and the recent price of Senior Care stock in that market, it was necessary to make a reverse split of outstanding common shares of the Company in order to increase the stock price and make the Company more competitive and its stock price more properly reflective of the Company's market strength.

Management then requested a vote of the shareholders at the Annual Meeting on March 12, 2001 to obtain authorization to make a reverse split of outstanding common shares from a maximum of 1 share for each 30 shares then issued and outstanding. If the shareholders authorized this reverse split, then Management could request that the Board of Directors authorize a reverse split of any number from 2 to 30 for every share presently outstanding. The determination would be left to the discretion of the Board of Directors and would be made based upon their best judgment at the time and upon present market conditions taking into consideration the Company's future needs and requirements.

Senior Care's common stock had been traded over-the-counter under the symbol SENR. The following table set forth, for the periods indicated, the high and low bid prices for the common stock, as reported by the OTC Bulletin Board during 1999 and 2000. Common stock prices have been adjusted to reflect the eleven for ten split effective October 17, 2000.

                                               Bid Price
                                         High              Low
                                        -----------------------
             1999
             ----
         First Quarter                  $  -0-          $  -0-
         Second Quarter                 $  -0-          $  -0-
         Third Quarter                  $  -0-          $  -0-
         Fourth Quarter                 $ 7 17/64       $ 3 19/64

             2000
             ----
         First Quarter                  $ 5 29/64       $ 3 19/32
         Second Quarter                 $ 4 1/4         $ 1 19/32
         Third Quarter                  $ 3 1/8         $ 1 1/8
         Fourth Quarter                 $ 1.75          $ .29

On December 31, 2000, there were approximately 3,000 holders of record of our Common Stock.

As of December 31, 2000, there were 13,399,001 shares of common stock, $.001 par value per share.

Earlier in the year 2000, Management had applied for listing on the American Stock Exchange. That Exchange required a minimum stock price of $3.00 per share. At the time, Senior Care was trading at approximately $1.00 per share. Management believed that a reverse stock split of at least a 3 to 1 reverse split would have brought the stock price up to $3.00 from the then $1.00 price. The price of Senior Care shares then became even further depressed and Senior Care was denied its American Stock Exchange listing.

Management then recommended that the shareholders approve a resolution to authorize the Board of Directors in its discretion to allow a one time reverse split of the common shares of the Company, that reverse split not to exceed a 30 to 1 reverse split of shares.

This measure required a majority vote of the outstanding shares or a majority of 6,833,490 shares voting for the measure were required to vote for it to pass the measure.

The results of the voting at the Annual Meeting were as follows:

For               6,964,567
Against             133,481

Required to Pass  6,843,490

The measure passed and at the annual meeting of the Board of Directors which followed the shareholders' meeting, the Board voted to implement a reverse split of 1 share for each 30 shares owned to become effective on March 15, 2001.

Following this action, several shareholders complained to management. After the split, the stock price of Senior Care settled at about $.75 and then started to rise to over $1 on April 20, 2001. However, with the price at these levels, a shareholder who purchased Senior Care Common stock at $1 pre-split would not be able to recover their investment until the post-split price rose to $30.

To correct this problem, Management determined to provide an alternative to these investors to allow them to opt to take Series G Preferred shares a way in which these investors could again obtain the advantage of eventually having a greater number of Common shares then they had owned prior to the reverse split.

Following the reverse split, there were 446,634 shares outstanding.

At the same meeting, the Board authorized the following common shares to be issued to officers and directors as follows:

1. To various officers and directors, a total of 1,600,000 shares under the terms of the 2001 Stock Option Plan. The options which were authorized and the persons to whom the were issued are as follows:

Robert Coberly, Chief Financial Officer, Treasurer & Director, 400,000 shares; John Cruickshank, Senior Vice President, Secretary & Director, 400,000 shares; Stephen Reeder, former Chairman, CEO and Director, 200,000 shares; Bob Eschwege, Vice President and Plant Manager, 300,000 shares; Scott Brake, Vice President & Director, 200,000 shares; Denzel Harvey, David Edwards and John Tanner, 100,000 shares each as Directors;

2. To the Aliso Circle Irrevocable Inter Vivos Trust, 8,000,000 shares;

Thereafter, the Board authorized the following issuance of Common shares for various reasons:

1. On April 19, 2001, an additional 3,013,548 Common shares were issued to consultants who worked on various acquisitions for the Company including the San Jacinto, California transaction and other acquisitions in Las Vegas, Nevada;

2. On the same date, a total of 250,000 Common shares were issued to the sellers of the Flamingo 55 project in Las Vegas, Nevada;

3. On April 26, 2001, 1,300,000 shares of Common stock to Perdico Properties Trust in connection with the purchase of the property in San Jacinto, California;

4. On May 29, 2001, 100,000 shares of Common stock to Hudson Consulting Group, Inc. for consulting services;

As of the date of this Offer, Senior Care had a total of 14,710,182 shares outstanding.

The following sets forth the number of shares of our Common Stock beneficially owned by (i) each person who, as of June 15, 2001, known by us to own beneficially more than five percent (5%) of our Common Stock and (ii) our officers and directors as a group since no one individual director or officer owns more than 5% of our Common Stock. There were a total of 14,710,182 shares of Common stock outstanding as of that date, June 15, 2001.

NAME AND ADDRESS                     AMOUNT AND NATURE OF             PERCENT OF
OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP (1)(2)(3)   CLASS
-------------------                  ---------------------------      ----------
(i) Craig Brown                      1,041,183 Registered (5)         7.08%
    410 Broadway, Suite 203
    Laguna Beach, CA 92651

    Brian Eisberg                    1,004,516 Registered (5)         6.83%
    8 Vineyard Court
    Novato, CA 94947

    Michael Austin                   1,004,516 Registered (5)         6.83%
    1550 Bellwood
    San Marino, CA 91108

    Perdico Properties Trust         1,300,000 Restricted (5)         8.84%
    5670 S. Pecos
    Las Vegas, NV 89120

    Aliso Circle Irrevocable Inter
    Vivos Trust (4)                  8,000,000 Restricted (5)        54.38%
    1278 Glenneyre, Suite 212
    Laguna Beach, CA 92651

(ii) Officers and Directors
     as a group                      1,620,667 Registered (5)        10.88%



(1) All ownership is beneficial and of record, unless indicated otherwise and includes shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days.

(2) Beneficial owners listed above have sole voting and investment power with respect to the shares shown, unless otherwise indicated.

(3) There were no transactions, or series of transactions, during fiscal 1999 or 2000, nor are there any currently proposed transactions, or series of transactions, to which we are a party, in which the amount exceeds $60,000, and in which to our knowledge any director, executive officer, nominee, five percent or greater shareholder, or any member of the immediate family of any of the foregoing persons, has or will have any direct or indirect material interest. Management is informed that Aliso Circle Irrevocable Inter Vivos Trust has broadened its portfolio by selling its Senior Care Common stock to entities, none of whom own more than 5% of the Common stock in the Company, as of this reporting date.

(4) Mervyn A. Phelan, Jr., Trustee of the Aliso Circle Irrevocable Inter Vivos Trust is the son of Mervyn A. Phelan, Sr., Chief Executive Officer of Senior Care and Chairman of the Board of Directors. The beneficiaries of the Trust are Sharon Phelan, wife of Mervyn A. Phelan, Sr., the children and grand-children of Mervyn A. Phelan, Sr.

(5) Shares noted as being registered were registered by the filing of an S-8 Registration Statement and issuance of a prospectus for shares issued to officers, directors and consultants. Shares noted as being restricted were issued pursuant to Section 4(2) of the Securities Act of 1934, as amended and may only be sold under certain rules as generally described in Rule 144 which is described in detail elsewhere in this prospectus.

Material changes in dividend policy:
------------------------------------

Senior Care has never issued cash dividends and it is unlikely that it will do so in the immediate future. There are presently no plans to issue any kind of dividend in the immediate future, either cash or stock dividends.

Anticipated changes in the Board of Directors:
----------------------------------------------

The Board of Directors of Senior Care will, most likely, remain the same for the immediate future. The next election of directors will be in March of 2002 at the Annual Meeting of Senior Care when the entire Board is up for reelection. However, it is not presently anticipated that there will be any major change of the Board and Management will, most likely, recommend to the shareholders that the same Board be reelected.

Anticipated changes in Senior Care securities:
----------------------------------------------

         There are presently a total of 10,046,534 common shares outstanding in Senior Care. If the tender for Tri-National succeeds, then Senior Care expects to issue an additional 7,000,000 common shares in connection with that tender and an additional 7,000,000 warrants which would be convertible into a like number of common shares by the payment of $1 per warrant to convert. The issuance of shares to Tri-National shareholders and the conversion of warrants will substantial dilutive effect on the holders of Senior Care Common stock. Likewise, the new offering to raise $15,000,000 will have a dilutive effect by the issuance of an additional 3,000,000 shares. All of this, could affect the value of Senior Care's Common stock at the time that your Series G Preferred shares become convertible into Common stock.

         Additionally, the conversion of Series G Preferred will also have a dilutive effect since 300,000 shares of Series G Preferred would result in a total of 18,000,000 additional Common shares being issued over a period of 5 years with 3,600,000 shares being issued each year beginning 12 months after the Series G preferred shares are initially issued.

         After all of these transactions are concluded, it is anticipated that Senior Care could have a total of 45,046,634 shares outstanding.

         Also, the Tri-National acquisition of property resulted in the issuance of a new series of preferred stock, Series F Preferred, which is not registered and is restricted. Only Series G Preferred and any preferred shares issued to the Bondholders of Tri-National would be registered and would be likely to become tradable. Senior Care Common stock should remain tradable on the over-the-counter bulletin board [OTC:BB] or other exchange. There is no anticipation that any stock of Senior Care would be deregistered or delisted.

Will Senior Care remain a reporting company?
--------------------------------------------

Senior Care intends to remain a fully reporting company and will continue to file all of its annual and quarterly reports with the Securities & Exchange Commission as it has done since 1999.

Will Senior Care's charter, bylaws or other governing instruments change as a result of this Tender Offer:
-----------------------------------------------------------------

There are no plans to change either Senior Care's charter or by- laws other than, potentially, to request at a special meeting of the shareholders to raise the number of authorized common and preferred shares from 50,000,000 and 5,000,000 respectively, to a greater amount to accommodate the issuance of stock for the purpose of the Tri-National acquisition and tenders.

                        INTERESTS OF EXPERTS AND COUNSEL

LEGAL MATTERS:

The validity of this offering will be passed upon for Senior Care by Lawrence R. Young & Associates, P.C., Lawrence R. Young, Esq. whose address is 9530 E. Imperial Highway, Suite K, Downey, CA 90242-3041.

ACCOUNTANTS & AUDITORS:

The balance sheets as of December 31, 1999 and December 31, 2000 and the statements of operations, shareholders' equity and cash flows for the periods then ended were prepared by Ludlow & Harrison, A CPA Corporation, independent accountants, given on the authority of that firm as experts in accounting and auditing.

STOCK TRANSFER AGENT:

The Stock Transfer Agent who will handle this transaction and any questions regarding the surrender of shares and execution of the letter of transmittal should be addressed to:

First American Stock Transfer, Inc.
1717 E. Bell Road, 2-155
Phoenix, AZ 85022
Telephone: (602) 485-1346

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                   INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows Senior Care to "incorporate by reference" information into this Prospectus, which means that Senior Care can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

The following documents filed by Senior Care are incorporated herein by reference:

1.      The Annual Report, Form 10-KSB filed on April 2, 2001;
2.      The Quarterly Report, Form 10-QSB filed on May 14, 2001;
3.      The Tender Offer to Senior Care Common shareholders filed on
        May 7, 2001 together with any amendment thereto on Form TO-I/A.
4. The Tender Offer to Tri-National shareholders on initial Form TO-T filed on May 22, 2001 together with all of the exhibits attached thereto;
5. All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Prospectus incorporates). Requests should be directed to the Chief Financial Officer at Senior Care's executive offices, located at 410 Broadway, 2nd Floor, Laguna Beach, CA 92651. Senior Care's telephone number is
(949) 376-3125.

                     DESCRIPTION OF BUSINESS OF SENIOR CARE

Senior Care's Business Model
----------------------------

Senior Care is dedicated to building affordable housing for senior citizens. Currently, Senior Care has projects under construction in Southern California, Las Vegas, Nevada, in the Phoenix, Arizona area and in New Mexico.Sales on its condominium project in Los Angeles, California are presently underway. Taking advantage of compelling demographic and regional trends as well as substantial governmental and international investment in the Baja California region of Mexico, Senior Care recently purchased large tracts of property in the Rosarito Beach area of Baja California in Mexico. This property will also be developed for the senior market. The projects arewithin a one hour drive of San Diego, provide an alternative attraction to Palm Springs, Phoenix and Las Vegas.Where those desert communities are only viable six months of the year due to extreme heat during the summer months, Baja California offers a year-round climate which averages 75 degrees Fahrenheit. Additionally, Baja California offers the amenities available from its oceanfront location including fishing, sailing, swimming, surfing, other water sports, oceanfront golf and a competitive advantage other inland desert communities cannot provide.

Senior Care also owns Noble Concepts, a manufacturer of high-quality "Craftsman Mission" furniture which is distributed throughout the United States to a variety of furniture retailers. Senior Care also utilizes Noble to furnish its models and rental units.

The Company generally invests in, manages, and develops senior housing, develops and manages office malls and strip malls and for-sale and rental, independent living age-restricted communities. In the future, Senior Care may enter into the development of assisted living centers for seniors.

History of the Company
----------------------

The Company was organized under the laws of the State of Idaho, February 26, 1968, as Golden Chest, Inc., for the purpose of acquiring and developing mineral properties. On April 5, 1999, the board of directors changed the Company name to Senior Care Industries, Inc., and changed corporate situs from Idaho to Nevada. The Company was re-incorporated on August 26, 1999 under the laws of the State of Nevada.

In 1985, the Company merged with TAP Resources, Ltd, (TAP) a British Columbia corporation in a transaction where the Company issued 1.25 shares of Golden Chest Inc common stock in exchange for each share of TAP common stock. At the time of the merger, the Company and TAP were partners in a minerals exploration joint venture. After the merger Golden Chest Inc. was the surviving corporation while TAP Resources was dissolved.

In 1990, the Company merged with Petro Gold Inc, a Washington corporation, in a transaction where the Company issued 3,000,000 shares of Senior Care Industries, Inc. common stock in exchange for all shares of Petro Gold, Inc. common stock. After the merger Senior Care Industries, Inc. was the surviving corporation while Petro Gold, Inc. was dissolved.

In 1999, the company transferred its assets and liabilities to Paymaster Resources Incorporated.

Significant Acquisitions of Senior Care Industries during 1999 and 2000
-----------------------------------------------------------------------

On August 31, 1999, the Company completed an asset purchase agreement where it purchased the assets and liabilities of East-West Developer, Inc. for a note payable of $700,000 and 1,880,122 shares or Senior Care Industries, Inc.'s common stock which was issued directly to the property owners whose properties were sold to the Company through this transaction.

Following the East-West Developer acquisition, Senior Care owned the following properties and assets:

1. a 45% membership interest in a limited liability company which owns a development project in Delran, New Jersey *;

2. a 47 unit senior condominium project in Monterey Park, California known as Evergreen Manor II which was under construction when Senior Care purchased it;

3. land approved for the construction of a 57 unit Senior Apartment Project in Albuquerque, New Mexico;

4. a 25,000 square foot strip center known as Friendly Bear Plaza located in Las Vegas, Nevada;

5. a 32,000 square foot office in Las Vegas, Nevada known as the Pecos Russell Business Center [This project was under construction when Senior Care purchased it];

6. the Company office headquarters building at 410 Broadway in Laguna Beach, California known as Broadway Acacia.

On April 28, 2000, the Company purchased all of the outstanding stock in Noble Concepts Fidelity, Inc., a furniture manufacturing company in San Diego, California. The effective date of the purchase was January 1, 2000 and the income and expense of that corporation is reflected on the first quarter income statement for Senior Care Industries, Inc.

On October 3, 2000, the Company purchased a controlling interest in Rent USA, a company that had begun entering into the business of renting and selling heavy duty construction and mining equipment.

--------------------------------------------------------------------------------
* The Company is involved in litigation regarding its membership interest in Delran and readers are advised to review the Litigation section of this Prospectus on Page 34 to get full details regarding that litigation and the Company's potential exposure.
--------------------------------------------------------------------------------

Significant Developments During the Year 2000
---------------------------------------------

The company completed construction on its 47 unit senior condominium project in Monterey Park, California known as Evergreen Manor II and unit sales commenced in January, 2001.

The company also completed its 32,000 square foot office complex in Las Vegas, Nevada, known as Pecos Russell Business Center and rented all available units. This office mall is a significant contributor of rental income to the Company.

Additionally, the Company has rental income from its 25,000 square foot strip mall, also in Las Vegas, Nevada, that is 95% leased to a variety of small businesses.

The Company also owns its headquarters office building in Laguna Beach, California, which it partially rents to tenants and gains additional rental income from that source.

Senior Care is under construction or about to commence construction on projects located in the following communities and states:

1. Senior Care already owns the land where a 57 unit Senior Apartment Project in Albuquerque, New Mexico will be built. The Company has not yet begun construction but where all plans have been approved;

2. a 223 residential lot senior restricted housing development in San Jacinto, California, approximately 40 minutes from Palm Springs and 10 minutes from Hemet, California with title to the property to transfer to Senior Care's wholly owned subsidiary in early May, 2001;

3. Flamingo 55 located in the City of Las Vegas, Nevada at the intersection of Flamingo Blvd. and Freeway 95 where the Company will build 55 senior restricted town homes. Plans were submitted to the Clark County Planning Department on this project in early August, 2000, have been approved and escrow closed on this project transferring title to the property to Senior Care's wholly owned subsidiary, Flamingo 55, Inc. on May 3, 2001.

By far the largest project presently being considered by the Company is the 715 acre project at the Lakes in Pahrump Valley, Nevada. This project which will take nearly 10 years to build eventually will comprise 2 golf courses, 2,000 residential housing units in a mixed use age restricted fully planned community. Escrow on this project was opened in July, 2000 and the plan development process is underway. Senior Care does not yet own title to this property.

On August 7, 2000, the Company agreed to purchase the Bellflower Christian Retirement Center, a 99 unit retirement home in Bellflower, California. Escrow on this sale should close in early July, 2001.

Important Events During the first quarter of 2001
-------------------------------------------------

On March 12, 2001, Senior Care retained a new Chairman of the Board of Directors and Chief Executive Officer, Mervyn A. Phelan, Sr. Prior to Mr. Phelan being named to these positions, Senior Care had been divided into three operating divisions. There was a real estate division, a manufacturing division, and a pharmaceutical, nutriceutical division.

The original concept had been that the Company's real estate division would invest in, manage, and develop senior housing, build and manage office and strip malls and build for-sale and rental, independent living age-restricted communities.

The Company's manufacturing division targeted for acquisition, ancillary companies whose products and services were in high demand by Seniors such as medical device manufacturers, specialty food manufacturing companies and furniture manufacturing companies, enabling the firm to service seniors both in and out of its age restricted communities with its own products.

The Company's pharmaceutical and nutriceutical division targeted for acquisition pharmaceutical and/or nutriceutical manufacturing companies and web based health products distributors as a feeder to manufacture and sell the products through an "E-commerce" pharmacy.

Mr. Phelan believed that the Company should become more focused and that it should move only to develop senior housing. Other than the ownership of Noble Concepts Furniture, Mr. Phelan directed and the Board of Directors approved the phasing out of all other projects of Senior Care, a complete phase out of the manufacturing division other than Noble and a complete termination of any and all negotiations with any company which would result in the development of an operating pharmacentical or nutriceutical division.

Noting that the expertise of the Company's management was geared toward real estate development, he directed and the Board agreed that Senior Care should concentrate totally on its senior housing development projects leaving only Noble Furniture as a ancillary business. It was also agreed that Rent USA and Equip USA would be spun off to other entities as soon as practicable.

On March 28, 2001, Senior Care entered into agreements with Tri-National Development Corporation to purchase certain real estate assets of the company and agreed to assume all debt encumbering those real estate assets. The purchase of the assets became effective on April 30, 2001:

1.     THE HILLS OF BAJAMAR

The Hills of Bajamar property is a 2,500-acre parcel located in the Municipality of Ensenada, on the Pacific Ocean side of Baja California, Mexico, roughly 50 miles south of San Diego, California. The purchase contract held by Tri-National which was completed in 1992 through Tri- National's wholly-owned Mexican subsidiary, Planificacion Desarollos de Jatay, S.A. de C.V. ("Planificacion"), provided for an overall purchase price of $6,000,000 for the 2,500 acres ($2,400 per acre or $.60 per sq. meter). Pursuant to that Agreement, the property is being purchased on a gradual basis in 247-acre increments at $600,000 for each increment. As of the date of the Purchase Agreement with Senior Care, Tri-National owned a total of 650 acres. The balance of 1,750 acres is held in a trust with Banco Ixe, with title to additional acres releasable to Tri-National as additional annual $600,000 payments are made. In the event Tri-National is unable to make its scheduled annual payments, the trust is subject to cancellation and the property will be subject to refinancing under which Tri-National may be required to pay a significantly higher price per acre. The balance owing on the remaining 1,750 acres is $4,200,000 at $600,000 annually with no interest until 2003. Senior Care purchased only the present 650 acres owned by Tri-National's Mexican subsidiary together with the right to purchase additional acreage as Tri-National becomes entitled to purchase it.

Under the contract with Senior Care, 650 acres will be conveyed plus 100% of Tri-National's rights under the Option Agreement. The purchase price by Senior Care was $14,950,000, or in the area of $23,333 per acre. Senior Care paid 300,000 shares of Series F Convertible Preferred stock which is convertible into 20 shares of Senior Care Common stock for each share of Series F Preferred on a formula which allows 20% of the Preferred shares to be converted in the 24th month following the acquisition and 20% convertible on each 12th month anniversary date thereafter until all of the Preferred shares have been converted. Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

Additionally, Tri-National will receive a 7.5% to 12% participation in the net profits from the development and sale of the property under a formula that is set forth in the contract.

However, Senior Care may repurchase a total of $11,262,481 in Series F Convertible Preferred by the issuance of Series I Preferred stock which will then be issued to Tri-National's Corporate Note holders.

Tri-National originally purchased this property by selling nine-month Corporate Notes at 10% interest per annum which are all now due. The investors principal and interest were guaranteed by Tri-National and bonded by New England International Surety Co., for up to $15 million. Tri-National further collateralized the $15 million in bonding from New England International Surety Co. with a portion of its Hills of Bajamar property and paid over $1,000,000 in bonding fees. As of January 31, 2001 Tri-National had $11,262,481 in Corporate Notes outstanding, of which all were fully due and payable. There are presently approximately 300 holders of these Corporate Notes.

Under the terms of the Agreement with Senior Care, Senior Care will issue to the Corporate Note holders Series I Preferred stock. Series I Preferred stock will pay the Preferred shareholders a cumulative preferred return on their equity of 10% per annum. This return is paid by a 2% gross profit reservation on the sale of lots. Series I Preferred will be registered by the filing of an S-2 Registration Statement with the SEC. The stock will be redeemed for cash through the sale of Hills of Bajamar residential lots, with the Series I Preferred holders receiving 2% of the gross profit dedicated to pay a 50% of the net profits to redeem the shares.

The registration is made necessary due to the fact that Tri-National sold these Corporate Note obligations in reliance on exemptions from the registration requirements of the Securities Act of 1933 and applicable state securities laws. This resulted in Tri-National becoming the subject of a cease and desist order issued by the Wisconsin Securities Division, based on sales of its Notes to Wisconsin residents.

Additionally, Tri-National was required to offer a rescission to California investors requiring Tri-National to repay all California investors their principal only.

Then, the Louisiana Commissioner of Securities commenced an investigation to determine whether Tri-National would be required to refund all investments in the Notes to Louisiana purchasers. The Company issued approximately $1,500,000 in Notes to Louisiana investors.

The nine- month promissory note program was brought to Tri-National by the investment banking firm, Johnson, Richards & Company, Inc., and Tri-National claims that they relied on representations made by that firm that a federal exemption was available under the right terms and conditions. With the proceeds being used for specific projects etc., the Notes were considered commercial paper and exempt from securities registration.

Because Tri-National relied on federal and state exemptions for placement of its Notes, it is possible that other states may find that the Tri-National did not comply with the various blue sky exemptions. The consequences of any such violations may vary from state to state, but could include the requirement that Tri-National rescind some or all of the sales in such states at the request of the affected subscribers and prepare formal registration statements and/or other documentation at the request of the securities regulators. Additionally, Tri-National and/or its officers may be subject to civil and/or criminal fines or penalties including, but not limited to, a sanction with regard to Tri-National's ability to make any public offering in the future.

The Registration of Series I Preferred issued to the Corporate Note holders by Senior Care would remedy this problem and would grant to the Corporate Note holders new guarantees and provisions for payment as well as provisions for payment of interest.

2.   PLAZAS RESORT TIMESHARES AND COMMERCIAL PROPERTY

In December of 1996, Tri-National entered into an acquisition agreement with Valcas Internacional, S.A., to acquire 100% of the stock of Inmobilaria Plaza Baja California, S.A., a Mexican corporation, including its existing assets, which included 16+ developed acres of ocean front land within the Bajamar resort with plans for 328 vacation ownership (timeshare) units for $16,079,055, payable with notes for $9,079,055 and stock.

Senior Care purchased this property for $16,079,055. Senior Care assumed the outstanding mortgage on the property of $9,079,055 and will pay a total of $7,000,000 by issuing 150,000 shares of Series F Convertible Preferred stock. Again, Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

Additionally, Tri-National will receive a 7.5% to 12% participation in the net profits from the development and sale of the property under a formula that is set forth in the contract.

3.  PLAZA ROSARITO

On November 20, 1998, Tri-National Holdings, S.A. de C.V., a wholly owned Mexican subsidiary of Tri-National, purchased the Plaza San Fernando from Banco Bital with a $1 million cash down payment. In July of 1999, Capital Trust, Inc. of New York, the Company Investment Banker, provided the remaining $8 million necessary to close and complete the escrow.

Tri-National renamed this property, Plaza Rosarito. It is located in the heart of Rosarito Beach in Baja California, Mexico, minutes from the 20th Century fox film studio where "Titanic" was filmed and down the street from the famous Rosarito Beach Hotel. Plaza Rosarito includes 15 acres of undeveloped oceanfront land zoned for the 450-room hotel and convention center, 18 acres of developed land, including 187,500 square feet of existing steel, concrete and marble commercial space.

Senior Care purchased this property for a total purchase price of $13,000,000 for the 15 acre undeveloped ocean front property and $20,200,000 for the 9 acres of developed land where the partially completed shopping center is located. The payment is being made by the issuance of 500,000 shares of Series F Preferred stock in Senior Care which is convertible to Common stock on the conversion formula which was discussed above. Again, Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

Additionally, Tri-National will receive a 7.5% to 12% participation in the net profits from the development and sale of the property based upon a formula that is set forth in the contract.

4.  PORTAL DEL MAR CONDOMINIUMS

In February of 1999, Tri-National, through a Mexican subsidiary, Tri-National Portal, S.A. de C.V. signed purchase agreements and provided a $500,000 down payment to acquire Portal Del Mar for $1,250,000. Portal Del Mar is a 123-unit, 2 and 3-bedroom condominium development on 6 acres overlooking the Pacific Ocean in Baja California, Mexico, just south of Rosarito Beach. The 126 ocean view condominiums are in various stages of completion, with approximately 46 completed.

Senior Care purchased a 2/3rds undivided interest in this property for $6,000,000 paying 50,000 shares of Series F Convertible Preferred which is convertible to Common stock on the conversion formula which was discussed above. Again, Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

Additionally, Tri-National's Mexican subsidiary will receive a 7.5% to 12% participation in the net profits from the development and sale of the property based upon a formula set forth in the contract.

Senior Care assumed its proportional share of the debt on this property. Senior Care's portion of that debt is approximately $600,000.

Recap of Tri-National Acquisitions:
----------------------------------

Senior Care purchased assets held by Tri-National's Mexican subsidiaries as follows:

Name of Property        Purchase Price          Payment           Conversion           Repurchase Option
--------------------------------------------------------------------------------------------------------

Hills of Bajamar        $14,950,000             300,000 Series F  20% after 24 months  Repurchase option
                                                Preferred         20% each 12 months   30 days on 1st conversion
                                                                  Until all converted  30 days on later conversions

Plazas Resort           $16,079,055             150,000 Series F  20% after 24 months  Repurchase option
Timeshares                                      Preferred         20% each 12 months   30 days on 1st conversion
                                                                  Until all converted  30 days on later conversions

Plaza Rosarita          $33,200,000             500,000 Series F  20% after 24 months  Repurchase option
                                                Preferred         20% each 12 months   30 days on 1st conversion
                                                                  Until all converted  30 days on later conversions

Portal Del Mar          $ 6,000,000             100,000 Series F  20% after 24 months  Repurchase option
                        -----------             Preferred         20% each 12 months   30 days on 1st conversion
                                                --------          Until all converted  30 days on later conversions
Total:                  $70,229,055            1,050,000 Shares
                                               Series F Preferred

1,000,000 shares of Series F Preferred converts into a total of 20,000,000 shares of Senior Care Common stock over the period of the conversion formula.

Based upon the above, Senior Care will obtain assets and assume debt on the Tri-National property acquisition as follows:

Senior Care purchased assets held by Tri-National's Mexican subsidiaries and assumed debt as follows:

Name of Property        Purchase Price          Debt Assumed        Net Assets Acquired
---------------------------------------------------------------------------------------

Hills of Bajamar        $14,950,000                                 $14,950,000

Plazas Resort           $16,079,055             $ 9,079,055         $ 7,000,000

Plaza Rosarito          $33,200,000                                 $33,200,000

Portal Del Mar          $ 6,000,000             $   600,000         $ 5,400,000
                        -----------             -----------         -----------
Total:                  $70,229,055             $ 9,679,055         $60,550,000


                     DESCRIPTION OF PROPERTY OF SENIOR CARE

Senior Care owns the following property:

The Company owns the office building which it occupies at 410 Broadway in Laguna Beach, California. It also maintains a furniture factory in San Diego, California which is leased.

The Company's corporate headquarters at 410 Broadway in Laguna Beach, California is an 5,600 square foot office building. The Company occupies a total of 800 square feet and the rest of the building is leased to tenants. Additionally, the Company occupies a total of 1,200 square feet of an office building which it owns in Las Vegas, Nevada. That building has a total of 8,000 square feet with the balance being leased to tenants.

A 25,000 square foot strip center located in Las Vegas, Nevada, known as Friendly Bear Plaza. This property is completely leased to tenants.

A 32,000 square foot office building in Las Vegas, Nevada, known as Pecos Russell Business Center. This project includes a total of four buildings which are rented to tenants.

The furniture factory, Noble Furniture, leases two properties, a 21,000 square foot facility and another 20,000 square foot facility, both in El Cajon, California. Both leases are gross leases with a monthly rental of .33 cents per square foot and both leases will terminate on May 1, 2002.

In addition, Senior Care has under construction and is holding for resale the following properties:

1. 47 unit Senior Condominium Project, Monterey Park, California known as Evergreen Manor II, which was recently completed and is in the process of being sold. After the sale of the condominium units, Senior Care will have no continued association with the property.

2. 57 unit Senior Apartment Project in Albuquerque, New Mexico, which is yet to commence construction. Senior Care presently owns the raw land and the development plans.

3. 54 unit town home project in Las Vegas, Nevada known as Flamingo 55 which will commence construction in August, 2001.

Through its Mexican subsidiary, Senior Care International S.A. de C.V., Senior Care owns the following properties:

1. 650 acres of raw land in Baja California known as the Hills of Bajamar;

2. The Plaza Resort Timeshares which are presently under construction in Baja California which, when completed will provide 328 vacation ownership (timeshare) units, plus a 26,000 square-foot adjacent commercial building under construction;

3. Plaza Rosarito is 9 acres which includes a partially completed shopping center and 15 acres of undeveloped beach front property in Rosarita, Baja California;

4. Portal Del Mar, a 123-unit, 2 and 3-bedroom condominium development on 6 acres overlooking the Pacific Ocean in Baja California, Mexico, just south of Rosarita Beach. The 126 ocean view condominiums are in various stages of completion, with approximately 46 completed.

                 LEGAL PROCEEDINGS WHERE SENIOR CARE IS A PARTY

Senior Care is involved in the following legal proceedings, all stemming from its ownership interest in the Delran Associates, LLC:

1. Robert B. Wasserman, Chapter 7 Trustee v. Willy Farah, Madeline Farah, Aziz Holdings, LLC, Aziz Holding, Inc., Senior Care Industries, Inc., Golden Chest, First American Stock Transfer, Inc. and Asia Bank, N.A., Bankruptcy Case No. 98-44940, Adversary Proceeding No. 00-3361, District of New Jersey.

This action was filed on April 25, 2000. The complaint alleges that Defendants Willy Farah, Aziz Holding, Inc. and Madeline Farah, engaged in certain fraudulent transfers of shares of Senior Care stock to avoid having the shares become a part of Willy Farah=s bankruptcy estate. The complaint seeks to compel Madeline Farah and Aziz Holding, Inc. to turn over the shares of Senior Care stock to the Chapter 7 Trustee. The only relief sought against Senior Care in this action is an injunction prohibiting Senior Care from liquidating, selling, assigning, transferring, changing ownership in or otherwise disposing of the shares of Senior Care stock pending the Bankruptcy Court=s ruling on the fraudulent transfer issues.

Senior Care is cooperating with the Chapter 7 Trustee in this matter and is abiding by the terms of the preliminary injunction pending further order of the Bankruptcy Court. A trial in this matter was scheduled for January 5, 2001. On December 19, 2000, the trial was adjourned pursuant to an order of the Bankruptcy Court. Temporary restraints remain in place.

2. International Thermal Packaging, Inc. v. Willy Farah and Robert B. Wasserman, Chapter 7 Trustee, Bankruptcy Case No. 98-44940, Adversary Proceeding No. 00-3274.

This action was filed in the Bankruptcy Court for the District of New Jersey on April 10, 2000. International Thermal Packaging alleges that it owns a 45% interest in Delran Associates, LLC originally owned by Willy Farah. Ownership of this interest is also claimed by Senior Care. International Thermal Packaging seeks only a judgment that Willy Farah has no interest in Delran Associates, LLC, that the Delran interest is not the property of the bankruptcy estate and that Willy Farah transferred the interest for good and valuable consideration. Senior Care was not named as a party to this action but intervened via a consent order.

On November 17, 2000, the Chapter 7 Trustee filed an Amended Answer, Counterclaim and Crossclaim against additional Defendants/Interveners and third parties for declaratory and other relief naming Senior Care as a defendant. In the Amended Answer, the Chapter 7 Trustee asserted claims for declaratory relief in connection with the 45% interest in Delran Associates, LLC. The Chapter 7 Trustee=s claims are based upon allegations that a transfer of this interest from Willy Farah to CRT Corporation that occurred in August, 1998 was a fraudulent transfer in violation of the United States Bankruptcy Code. Through the Amended Complaint, the Chapter 7 Trustee seeks to have the Bankruptcy Court declare that the 45% interest in Delran Associates, LLC is property of the Willy Farah bankruptcy estate. Ownership of this interest is also claimed by Senior Care.

On December 21, 2000, counsel for Delran Associates, LLC filed an Answer to the Chapter 7 Trustee=s Amended Answer and Counterclaim. Delran filed a Crossclaim which alleges that Delran has a right of first refusal to purchase the 45% interest claimed by both Senior Care and International Thermal Packaging. Delran claims that the Delran Associates Operating Agreement gives them that right. The Crossclaim seeks a judgment declaring that all alleged assignments of the 45% interest in Delran are subject to this right of first refusal.

On January 10, 2001, Senior Care filed an Answer to the Amended Answer and Crossclaim of Delran Associates and that of the Chapter 7 Trustee, and intends to vigorously oppose the allegations of both the Chapter 7 Trustee and Delran Associates, LLC. Senior Care also filed a Crossclaim against Defendants, Delran Associates, LLC, Joseph Lipari, a member of the limited liability company, Aspi
K. Irani, the managing member of the limited liability company, wherein Senior Care claims that they have no right, title or interest in or to the 45% membership interest held by Senior Care in the limited liability company, that, in fact, Delan has no right of first refusal and that Senior Care is the holder of that limited liability company interest. The Crossclaim of Senior Care further seeks to impose a constructive trust on all proceeds derived from the sale of the real property owned by Delran and for an immediate accounting of all income, distributions and the disposition of assets of Delran.

On February 6, 2001, counsel for the Chapter 7 Trustee, counsel for Senior Care, counsel for International Thermal Packaging and counsel for Delran Associates, LLC, executed a First Amended Consent Order to set an Initial Discovery Schedule. Also included in the Consent Order is the grant of leave to amend to International Thermal Packaging to file a Second Amended Adversary Complaint against Senior Care alleging that Senior Care, as successor in interest to CRT Corporation, is jointly and severally indebted to International Thermal Packaging for $923,208.33 pursuant to a promissory note executed by CRT Corporation and American Auditors, Inc.

Senior Care does not deny this debt which it owes to East West Community Developer in a like amount and which has always been carried on the Senior Care balance sheet as a liability.

3. International Thermal Packaging, Inc. v. CRT Corporation, American Auditors, LLC, Delran Associates, LLC, Senior Care Industries, Inc., Aspi K. Irani, Joseph Lipari, Mervyn Phelan and Thomas Reichman, Docket No. ESX-L-6483-00, New Jersey Superior Court.

This action which was brought in 1999, was amended on April 12, 2000 naming Senior Care as a defendant. The action has been dismissed against Mervyn Phelan, Thomas Reichman and American Auditors, LLC since jurisdiction and venue could not be established against them in New Jersey.

Senior Care is named as the successor in interest to CRT Corporation and it is claimed that Senior Care is jointly and severally liable to International Thermal Packaging for $923,208.33 pursuant to the promissory note executed by CRT Corporation and American Auditors, LLC. Senior Care answered the Amended Complaint denying liability under the promissory note.

Defendant, Delran Associates, LLC, filed a Crossclaim against Senior Care alleging that it has a right of first refusal to purchase the 45% membership interest claimed by both Senior Care and International Thermal Packaging. The Crossclaim seeks a judgment declaring that all alleged assignments of the 45% membership interest were subject to this right of first refusal. Senior Care has answered the Crossclaim denying that Delran has a right of first refusal pursuant to the Operating Agreement in force at the time of the transfers of the 45% interest. The Crossclaim filed by Senior Care further seeks to impose a constructive trust on any and all proceeds derived from the sale of the real property owned by Delran and for an immediate accounting of all income, distributions and the disposition of assets of Delran.

This action was dismissed in March, 2001 based upon the parties agreement that all claims in this matter would be litigated in the Bankruptcy Court in the Adversary Proceedings discussed herein above in proceeding No. 00-3274.

         MARKET PRICE FOR SENIOR CARE STOCK & OTHER SHAREHOLDER MATTERS

Senior Care's authorized stock consists of 50,000,000 authorized shares of Common Stock, par value $.001 per share, of which 14,710,182 shares were outstanding as of June 15, 2001.

These securities are traded on the Over the Counter Bulletin Board [OTC:BB] under the symbol SENC. Over the last several weeks, this stock has traded at an average bid price of between $3.75 to $4.50 per share and an ask price of between $3.95 and $4.75. What appears below is a breakdown of the average high and low bid price over the last two years for Senior Care Common stock adjusted for stock splits:

Period                 High       Low
----------------------------------------
2nd quarter 1999       $ 30.00   $ 30.00
3rd quarter 1999         80.00     30.00
4th quarter 1999        230.00     50.00

1st quarter 2000        160.00     75.00
2nd quarter 2000        160.00    120.00
3rd quarter 2000         84.00     25.00
4th quarter 2000         38.00       .62

1st quarter 2001          3.50       .62
2nd quarter 2001          4.65      2.70

Senior Care has paid no cash dividends since its stock has been traded. It did pay a stock dividend of 1 share of common stock for each 10 shares owned in early 2000.

Senior Care has filed a series Registration Statements to register stock issued pursuant to the 2000 Stock Option Plan provided to officers and employees of Senior Care and the 2001 Stock Option Plan provided to officers and employees of Senior Care. Also, within the last three years, Senior Care has issued stock which was registered pursuant to an S-8 Registration Statement to consultants for work done in connection with various real estate purchases by Senior Care over the last two and one half years. Also, Senior Care filed an SB-2 Registration Statement on December 27, 2000 to register stock and warrants in connection with a private placement which was subsequently withdrawn by Senior Care. There have been no other registrations of stock within the last 3 years.

The following Registration Statements have been filed on Form S-8:
-----------------------------------------------------------------

A registration statement registering 107,000 common shares to consultants for work done by Senior Care filed on April 7, 2000 (An 11 for 10 stock dividend resulted in increasing the number of these shares to 108,070 in October, 2000 while the 30 to 1 reverse split on March 15, 2001 reduced the number of these outstanding shares to 3,603);

A registration statement registering 600,000 common shares to officers and directors pursuant to the 2000 Stock Option Plan filed on October 12, 2000 (An 11 for 10 stock dividend resulted in increasing the number of these shares to 660,000 in October, 2000 while the 30 to 1 reverse split on March 15, 2001 reduced the number of these outstanding shares to 20,000);

A registration statement registering 700,000 shares to consultants in connection with the East-West Community Development acquisition filed on December 8, 2000 (The 30 to 1 reverse split on March 15, 2001 reduced the number of these oustanding shares to 23,334);

A registration statement registering 1,600,000 shares to officers and directors pursuant to the 2001 Stock Option Plan filed on April 8, 2001; and

A registration statement registering 3,013,548 shares to consultants in connection with certain purchases of real property filed on April 9, 2001.

Common Stock
------------

Senior Care is authorized to issue a total of 50,000,000 shares of Common stock, $.001 par value. As of March 12, 2001, there were 13,399,001 Common shares outstanding.

On March 12, 2001, the Shareholders at their Annual Meeting authorized the Board of Directors in its discretion to allow a one time reverse split of the common shares of the Company, that reverse split not to exceed a 30 to 1 reverse split of shares. On the same day, the Board of Directors met and authorized a reverse split whereby each owner of 30 shares would receive 1 share as of March 15, 2001. This resulted in the number of common shares outstanding being reduced from 13,399,001 to 446,634 shares outstanding.

At the same meeting, the Board authorized the following common shares to be issued to officers and directors as follows:

1. To various officers and directors, a total of 1,600,000 shares under the terms of the 2001 Stock Option Plan. The options which were authorized and the persons to whom the were issued are as follows:

Robert Coberly, Chief Financial Officer, Treasurer & Director, 400,000 shares; John Cruickshank, Senior Vice President, Secretary & Director, 400,000 shares; Stephen Reeder, former Chairman, CEO and Director, 200,000 shares; Bob Eschwege, Vice President and Plant Manager, 300,000 shares; Scott Brake, Vice President & Director, 200,000 shares; Denzel Harvey, David Edwards and John Tanner, 100,000 shares each as Directors;

2. To the Aliso Circle Irrevocable Inter Vivos Trust, 8,000,000 shares;

Thereafter, the Board authorized the following issuance of Common shares for various reasons:

1. On April 19, 2001, an additional 3,013,548 Common shares were issued to consultants who worked on various acquisitions for the Company including the San Jacinto, California transaction and other acquisitions in Las Vegas, Nevada;

2. On the same date, a total of 250,000 Common shares were issued to the sellers of the Flamingo 55 project in Las Vegas, Nevada;

3. On April 26, 2001, 1,300,000 shares of Common stock to Perdico Properties Trust in connection with the purchase of the property in San Jacinto, California;

4. On May 29, 2001, 100,000 shares of Common stock to Hudson Consulting Group, Inc. for consulting services;

As of the date of this Offer, Senior Care had a total of 14,710,182 shares outstanding.

The following sets forth the number of shares of our Common Stock beneficially owned by (i) each person who, as of June 15, 2001, known by us to own beneficially more than five percent (5%) of our Common Stock and (ii) our officers and directors as a group since no one individual director or officer owns more than 5% of our Common Stock. There were a total of 14,710,182 shares of Common stock outstanding as of that date, June 15, 2001.

NAME AND ADDRESS                     AMOUNT AND NATURE OF             PERCENT OF
OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP (1)(2)(3)   CLASS
-------------------                  ---------------------------      ----------
(i) Craig Brown                      1,041,183 Registered (5)         7.08%
    410 Broadway, Suite 203
    Laguna Beach, CA 92651

    Brian Eisberg                    1,004,516 Registered (5)         6.83%
    8 Vineyard Court
    Novato, CA 94947

    Michael Austin                   1,004,516 Registered (5)         6.83%
    1550 Bellwood
    San Marino, CA 91108

    Perdico Properties Trust         1,300,000 Restricted (5)         8.84%
    5670 S. Pecos
    Las Vegas, NV 89120

    Aliso Circle Irrevocable Inter
    Vivos Trust (4)                  8,000,000 Restricted (5)        54.38%
    1278 Glenneyre, Suite 212
    Laguna Beach, CA 92651

(ii) Officers and Directors
     as a group                      1,620,667 Registered (5)        10.88%



(1) All ownership is beneficial and of record, unless indicated otherwise and includes shares issuable upon exercise of outstanding options, warrants or other common stock equivalents which are exercisable within 60 days.

(2) Beneficial owners listed above have sole voting and investment power with respect to the shares shown, unless otherwise indicated.

(3) There were no transactions, or series of transactions, during fiscal 1999 or 2000, nor are there any currently proposed transactions, or series of transactions, to which we are a party, in which the amount exceeds $60,000, and in which to our knowledge any director, executive officer, nominee, five percent or greater shareholder, or any member of the immediate family of any of the foregoing persons, has or will have any direct or indirect material interest. Management is informed that Aliso Circle Irrevocable Inter Vivos Trust has broadened its portfolio by selling its Senior Care Common stock to entities, none of whom own more than 5% of the Common stock in the Company, as of this reporting date.

(4) Mervyn A. Phelan, Jr., Trustee of the Aliso Circle Irrevocable Inter Vivos Trust is the son of Mervyn A. Phelan, Sr., Chief Executive Officer of Senior Care and Chairman of the Board of Directors. The beneficiaries of the Trust are Sharon Phelan, wife of Mervyn A. Phelan, Sr., the children and grand-children of Mervyn A. Phelan, Sr.

(5) Shares noted as being registered were registered by the filing of an S-8 Registration Statement and issuance of a prospectus for shares issued to officers, directors and consultants. Shares noted as being restricted were issued pursuant to Section 4(2) of the Securities Act of 1934, as amended and may only be sold under certain rules as generally described in Rule 144 which is described in detail elsewhere in this prospectus.

                            Senior Care Industries, Inc.

                              FINANCIAL STATEMENTS
                       December 31, 1999 and December 31, 2000

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

INDEPENDENT AUDITOR'S REPORT                                                 40

BALANCE SHEET - ASSETS                                                       41

BALANCE SHEET - LIABILITIES AND SHAREHOLDER'S EQUITY                         42

STATEMENT OF OPERATIONS                                                      43

STATEMENT OF STOCKHOLDERS' EQUITY                                            44

STATEMENT OF CASH FLOWS                                                      45

NOTES TO THE  FINANCIAL STATEMENTS                                           46

Ludlow & Harrison
A CPA Corporation
3545 Camino Del Rio South, Suite D
San Diego, CA 92108

AMENDED INDEPENDENT AUDITOR'S REPORT

Board of Directors                                              June 26, 2000
Senior Care Industries, Inc. (the Company)
410 Broadway, 2nd Floor
Laguna Beach, CA 92651

We have audited the Balance Sheet of Senior Care Industries, Inc., as of December 31, 1999 and December 31, 2000 and the related Statements of Operations, Stockholders' Equity and Cash Flows for those years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Senior Care Industries, Inc., as of December 31, 1999 and December 31, 2000, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ Ludlow & Harrison
---------------------
Ludlow & Harrison
A CPA Corporation

                           SENIOR CARE INDUSTRIES, INC.

                                  BALANCE SHEET

                                     ASSETS

                                        December 31, 1999      December 31, 2000
                                        -----------------      -----------------

CURRENT ASSETS:

Cash                                         $    38,117          $      43,485
Notes Receivable                                                         57,903
Accounts Receivable                                                     714,526
Inventory                                                               553,250
Deposits
 Equipment Deposits                                                       1,275
 Real Estate Deposits                                                   141,700
Prepaid Federal Income Tax                                                1,400
Prepaid State Income Tax                                                 15,720
Other Current Assets                                                     16,164
Prepaid expenses                                   2,550                  8,968
                                          ---------------         --------------

Total current assets                              40,667              1,554,391
                                                                  --------------

FIXED ASSETS:

Machinery & Equipment                                                   134,835
Office Equipment                                                         17,681
Leasehold Improvements                                                   28,933
Capitalized Equipment Leases                                             50,673
Less: Accumulated Depreciation                                          (51,084)
                                                                  --------------
Total Machinery, Equipment & Leasehold Improvements                     181,038

Real Estate
 Construction in Progess-Capitalized Interest                           839,951
 Construction in Progress                     13,744,857             14,889,307
 Rental Property                               1,800,000              1,800,000
 Capitalized Expenses on Real Estate Projects                         2,251,198
Less: Accumulated Depreciation                   (22,222)               (44,284)
                                          ---------------         --------------
Total Real Estate                             15,522,635             19,736,172
                                          ---------------         --------------
Total Fixed Assets                            15,522,635             19,917,210

OTHER ASSETS:

Goodwill Noble Furniture                                              1,732,240
Investment in Rent USA, Inc.                                          2,250,000
Investment in LLC                              3,234,000              3,234,000
Less: Accumulated Amortization                                          (76,088)
                                          ---------------         --------------
Total Other Assets                             3,234,000              7,139,252
                                          ---------------         --------------
TOTAL ASSETS                              $   18,797,302          $  28,610,854
                                          ===============         ==============

See accompanying notes and auditor's report.


                          SENIOR CARE INDUSTRIES, INC.

                                  BALANCE SHEET

                       LIABILITIES AND STOCKHOLDERS' EQUITY

                                                 December 31, 1999       December 31, 2000
                                                 -----------------       -----------------
CURRENT LIABILITIES:

Accounts Payable                                                             $    462,585
Accrued Payroll Payable                                                            11,178
Garnishment Payable                                                                   552
Payroll Taxes Payable                                                               7,597
Accrued State Income Taxes Payable                                                  4,090
State Sales Tax Payable                                                               512
Notes Payable, Current Portion                                                     23,074
Reserve Accounts                                                                    4,995
Current Portion Real Estate Loans                          200,110
                                                     --------------          -------------
Total Current Liabilities                                  200,110                514,584

LONG TERM LIABILITIES

Notes Payable, Non Current Portion                         700,000              2,561,021
Real Estate Loans Payable                                8,935,613             13,024,623
                                                     --------------          -------------
Total Long Term Liabilities                              9,635,613             16,100,228
                                                     --------------          -------------

TOTAL LIABILITIES                                       10,600,946             16,100,228
                                                     --------------          -------------

STOCKHOLDERS' EQUITY:

Series A convertible preferred stock, $.001 par value
34,500 shares issued and outstanding                            34
Series B convertible preferred stock, $.001 par value
400,000 shares issued and outstanding                          400
Series D convertible preferred stock, $.001 par value
2,000,000 shares authorized and outstanding                                        2,000
Common stock, $0.001 par value, 50,000,000 shares
authorized, 6,662,154 shares issued and outstanding          6,662
13,399,001 shares issued and outstanding                                          13,399
Additional paid in capital                              10,262,533            14,639,861
Accumulated deficit                                     (2,073,273)           (2,144,634)
                                                     --------------          -------------

Total stockholders' equity                               8,196,356            12,510,634
                                                     --------------          -------------

TOTAL LIABILITES AND STOCKHOLDERS' EQUITY            $  18,797,302          $ 28,610,854
                                                     ==============          =============

See accompanying notes and auditor's report.


                               SENIOR CARE INDUSTRIES, INC.

                                 STATEMENTS OF OPERATIONS

                                      For Years Ended

                                                              December 31, 1999 December 31, 2000
                                                              ----------------- -----------------
REVENUES:

Property rental                                                 $   100,428       $   687,321
Sales                                                                               5,416,210
Other Income                                                                            1,750
Sales Returns & Discounts                                                            (135,605)
Interest Income                                                                         4,943
                                                                ------------      ------------
Total Income and Net Sales                                          100,428         5,974,619

Less: Cost of Goods Sold
 Beginning Inventory                                                                  746,157
 Materials, wood                                                                    1,604,900
 Materials, other                                                                     711,174
 Labor                                                                              1,005,100
 Insurance, Workmen=s Compensation                                                    109,557
 Payroll Taxes                                                                         97,480
 Freight                                                                               39,587
 Depreciation                                                                          51,084
 Insurance, General Liability                                                          14,492
 Repairs and Maintenance                                                               43,401
 Small Tools                                                                           16,073
 Shop Supplies                                                                        116,065
 Rent                                                                                 229,370
Less: Ending Inventory                                                               (553,250)
                                                                ------------      ------------

Total Cost of Goods                                                                 4,231,730

COSTS AND EXPENSES:

Selling, general and administrative                                 314,080         1,811,027
State Income Tax                                                                        3,223
                                                                ------------      ------------
         Total costs and expenses                                   314,080         1,814,250
                                                                ------------      ------------

Net Loss before loss on discontinued operation                     (213,652)          (71,361)

Loss on discontinued operation, net of tax of $0                    (20,816)                0
                                                                ------------      ------------

Net Loss                                                        $  (234,468)      $   (71,361)
                                                                ============      ============

Weighted average number of common shares outstanding:
                  Basic and diluted                               4,784,546        13,399,001
                                                                ============      ============
   Net Profit or loss attributable to common shareholders per share:
                  Basic and diluted                             $     (0.05)      $    (0.005)
                                                                ============      ============

See accompanying notes and auditor's report.



                          SENIOR CARE INDUSTRIES, INC.

                             STATEMENT OF CASH FLOWS

                               For the Year Ended

                                                           December 31, 1999  December 31, 2000
                                                           -----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss                                                    $   (234,468)      $    (71,361)

Adjustments to reconcile net income to net cash used in operating activities:

Depreciation expense                                              22,222             73,147
Amortization expense                                                                 76,988
Loss on discontinued operation                                    20,816

Changes in operating assets and liabilities:
Inventory                                                                          (553,250)
Accounts Receivable                                                                (772,420)
Prepaid expenses                                                  (2,550)          (182,677)
Accrued interest expense                                          65,333
Accounts Payable                                                                    314,583
                                                            -------------      -------------
         Net cash used in operating  activities                 (128,647)        (1,114,999)
                                                            -------------      -------------
CASH FLOWS FROM INVESTING ACTIVITIES:

Costs of real estate construction                             (3,884,857)        (4,235,600)
Acquisition of Noble fixed assets                                                  (232,199)
Acquisition of Noble goodwill                                                    (1,732,240)
Investment in Rent USA                                                           (2,250,000)
                                                            -------------      -------------

         Net cash in investing activities                     (3,884,857)        (8,449,962)

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock and paid in capital transactions                      5,000          4,385,631
Proceeds from construction/real estate and other loans         4,045,789          5,184,658
                                                            -------------      -------------

         Net cash provided by financing activities             4,050,789          9,570,329
                                                            -------------      -------------
Net increase  in cash                                             37,285              5,368

Cash at beginning of period                                          832             38,117
                                                            -------------      -------------
Balance at end of period                                    $     38,117       $     43,485
                                                            =============      =============
Supplemental disclosure of cash flow information
Cash paid during the year for:
                  Interest expense,
                  Net of amounts capitalized                $     81,433       $    758,518
                                                            =============      =============

Supplemental disclosure of non-cash
investing and financing activities:
The Company acquired the following assets
and assumed liabilities for
common and preferred shares during the year for:
                  Real estate                            $11,660,000
                  Investment in LCC                        3,234,000
                  Investment in Stock                                         3,982,240
                  Real estate loans                       (5,789,824)
                  Note payable                              (700,000)
                                                        ------------        ------------
                                                         $ 8,404,176        $ 3,982,240
                                                        ============        ============

See accompanying notes and auditor's report.


                                                        SENIOR CARE INDUSTRIES, INC.

                                                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                               For the Years Ended December 31, 1999 and 2000

                              Series A          Series B         Series D                       Additional         Total
                          Preferred Stock  Preferred Stock   Preferred Stock   Common    Stock    paid-in  Accumulated Stockholder's
                          Shares   Amount  Shares    Amount  Shares    Amount  Shares    Amount   capital    Deficit    Equity

-----------------------------------------------------------------------------------------------------------------------------------
Balances as of
December 31, 1998
and 1997                    34,500      34        -   $    -     -       -       182,032     182  1,860,237  (1,838,805)     21,648

Common stock
issued for cash                  -       -        -        -     -       -     5,000,000   5,000          -           -       5,000

Stock issued for net
assets  purchased from
East-West Community
Developer, Inc.                  -       -  400,000      400     -       -     1,480,122   1,480   8,402,296          -   8,404,176
(as restated - see Note 2)

Net loss December 31, 1999       -       -        -        -     -       -             -     -             -   (234,468)   (234,468)
(as restated - see Note 2)

Balances as of
December 31, 1999           34,500      34  400,000      400     -       -     6,662,154  $6,662  10,262,533 (2,073,273)  8,196,356

------------------------------------------------------------------------------------------------------------------------------------
Conversion of
Series A Preferred         (34,500)    (34)                                      172,500     172                      -         172

Conversion of
Series B Preferred                         (400,000)    (400)                  2,000,000   2,000                      -       2,000

Stock Issued for
Purchase of Assets                                           2,000,000  2,000    750,000     750   5,434,750              5,436,750

Stock Dividend
11 shares for 10                                                               1,132,411   1,133  (1,131,278)            (1,131,273)

Stock Issued to
Consultants, Officers
& Directors                                                                    2,540,772   2,541    (500,192)              (500,192)

Regulation S Stock
issued to Europeans                                                              141,164     141      72,284                 72,234

Net Loss December 31, 2000
(71,361)    (71,361)
Balances as of
December 31, 2000            -       -        -        -    2,000,000  2,000  13,399,001  13,399  14,066,736 (2,144,634)  12,510,626

===================================================================================================================================


See accompanying notes and auditor's report.

                          SENIOR CARE INDUSTRIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------
                      December 31 1999 and December 31, 2000

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized February 26, 1968 under the laws of the State of Idaho as Golden Chest, Inc. ("the Company"). During all of 1998 and through April 1999, the Company was inactive.

On April 2, 1999, the Company transferred its existing assets which consisted of patented mining claims to Paymaster Resources Incorporated. There were no liabilities. Paymaster Resources Incorporated was a company that was controlled by the directors of Golden Chest, Inc. who thereafter resigned and new directors were appointed. The purpose of this transfer was to leave Golden Chest with no assets and no liabilities. The book value of these assets was $20,816, which is recorded as a loss from discontinued operations in the accompanying statement of operations for 1999.

On April 2, 1999, the Company Board of Directors authorized a 1 for 100 reverse stock split of the Company's $0.10 par value common stock. On April 3, 1999, the Company's Board of Directors approved increasing the authorized common stock to 25,000,000 shares at $0.001 par value and increasing the authorized preferred stock to 5,000,000 shares at $0.001. For purposes of comparison, all financial statements reflect the retroactive effects of the reverse split and the changes in par value and authorized common and preferred stock.

On April 30, 1999, the Company completed an asset purchase agreement where it purchased the assets and assumed the liabilities of East-West Developer, Inc. ("East-West") for a note payable of $700,000, 1,480,122 shares of common stock, and 400,000 shares of Series B preferred stock. The Series B preferred stock was converted on April 5, 2000 to common stock in the Company. The total value of the acquisition of $8,404,176 was based on the book value of net assets of East-West which Senior Care received, which consist of real estate assets that had been recently appraised and related real estate loans. Management felt that the recent appraisals where sufficient determinants of value as of the acquisition date.

On August 26, 1999, the Company changed its name to Senior Care Industries, Inc. and the corporate situs to Nevada.

The Company previously reported its financial statements under SFAS 7 as a developmental stage company. During fiscal 1999, the Company was no longer considered in the development stage as it has generated income from its intended sources since that year.

The Company had a net loss of ($71,361) for the year ended December 31, 2000 which increased its accumulated deficit to ($2,144,634) as of that date. Management believes its rental operations, acquisitions and anticipated sales of condominium units beginning in the first quarter of 2001 will be sufficient to fund its operations and meet its working capital requirements through the end of 2001 and beyond. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds where needed, or that such funds, if available, can be obtained on terms satisfactory to the Company.

                          SENIOR CARE INDUSTRIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------
                     December 31 1999 and December 31, 2000

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

Accounting policies for investments in other entities:

Senior Care has investments in the Delran Associates, LLC, Noble Furniture and Rent USA.

The Delran investment was part of the East-West Developer asset acquisition and was based on the book value of net assets which Senior Care received, which consist of real estate assets that were recently appraised. Senior Care received a 45% membership interest in that limited liability company.

The purchase of Noble Furniture was valued based upon an appraisal of the assets of that company and the number of shares of Senior Care Common stock given was based upon the market price of those shares as of the date the transaction was completed. The difference between the value of the assets and the value of the stock paid was considered good will and is being amortized over a period of 15 years. In that transaction, Senior Care obtained all of the outstanding shares of Noble Furniture and it is now a wholly owned subsidiary.

Senior Care purchased common stock in Rent USA in exchange for Series D Preferred stock in Senior Care. The value of the transaction was based upon the book value of Rent USA as of September 30, 2000, which was the most recent financial statements available prior to the effective date of the transaction. Senior Care obtained approximately 43.5% of Rent USA which, according to those financial statements had a net asset value of $2,250,000 as of October 3, 2000.

On a quarterly basis, Senior Care management assesses whether there is likely to be any impairment of its value in its investments in Rent USA or Delran. Whether there is any impairment is determined after reviewing the financial statements of those entities and making a determination as to whether in the view of management, the investment is impaired for any reason. If the investment is considered impaired, then management should inform its principal accountant accordingly and adjustments to the value of the asset will be made on the financial statements.

General accounting polices and procedures are as follows:
---------------------------------------------------------

a. Senior Care records revenues from real estate sales when the escrow on the real estate transaction closes, that is when title has passed to the buyer and Senior Care receives the money it is owed on the transaction. No real estate sales had occurred as of the end of the period reported here. No policy has yet been developed on the value of property held for resale and whether the value of that property may be impaired as a result of not being able to sell it.
     Once the Company has some experience in the resale of property held for resale, then such a policy will be developed.

     As to rental income, rent is treated as received when it is actually received.

     The only sales which Senior Care had during the reporting period were from furniture sales at Noble Furniture. Sales are recorded when the furniture is delivered to the customer.

b. The Company has not yet adopted any policy regarding payment of dividends. No cash dividends have been paid since inception.

c. The cost of buildings and improvements are depreciated over the estimated useful life when they are placed in service. The Company utilizes the straight-line method of depreciation calculated over thirty years.

d. The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities as of the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

                          SENIOR CARE INDUSTRIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------
                      December 31 1999 and December 31, 2000

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES, CONTINUED

e. The Company is required to estimate the fair value of all financial instruments included on its balance sheet at December 31, 2000. The Company considers the carrying value of such amounts in the financial statements (cash, real estate loans and note payable) to approximate their fair value due to the relatively short period of time between origination of the instruments and their expected realization and interest rates, which approximate current market rates.

f. The Company has net operating loss carry forwards as of December 31, 2000 that results in a deferred tax asset of approximately ($2,144,634). The Company has recorded a valuation allowance of against this asset in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for income taxes." The Company will review its need for a provision for income taxes after each operating quarter and each period for which a statement of operations is presented. The Company's marginal tax rate is 0% as a result of the valuation allowance.

g. Basic net income per common share is computed by dividing the net income available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Incremental common shares issuable upon the exercise of convertible preferred stock and options, are included in the computation of diluted net income per common share to the extent such shares are dilutive.

h. The Company evaluates the recoverability of long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. At December 31, 2000, management determined that there has been no impairment of the Company's long-lived assets. There can be no assurance, however, that market conditions will not change or demands for the Company's services will continue which could result in future long-lived asset impairments.

i.   Inventories are stated at cost determined using the first-in, first-out
     (FIFO) method, but not in excess of market. Inventories consist of raw materials, work-in process and finished goods. Costs include materials and direct labor. Inventories as stated on these financial statements are net after a deduction for doubtful accounts. Doubtful accounts from experience are a minor amount and for that reason, have not been stated separately.

                          SENIOR CARE INDUSTRIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------
                     December 31 1999 and December 31, 2000

NOTE 3 - REAL ESTATE

Real estate is made up of the following at

                                     December 31, 1999      December 31, 2000
                                     -----------------      -----------------

Rental property                        $ 1,800,000             $ 1,800,000
Capitalized Construction Interest                                  839,951
Capitalized Expenses                                             2,251,199
Construction in progress                13,744,857              14,889,306
Less: Accumulated Depreciation                                     (44,285)
                                      ------------            ------------
                                       $15,522,635             $19,736,172
                                      ============            ============

Senior Care did not begin capitalizing construction expenses and interest pursuant to Statement of Financial Accounting Standards No. 34 until January 1, 2000.

Senior Care capitalized the following on construction projects during 2000:

Detail of Capitalized Expenses:

San Jacinto 223 Home Project                                        $   113,068
Pahrump 3,500 Home Project                                              120,390
Flamingo 55 Town Home Project                                            56,410
Signature Properties, New Mexico                                         37,362
Bellflower Christian Center                                              16,010
Evergreen Manor II                                                      213,077
Pecos Russell Business Center                                         1,567,134
Friendly Bear Plaza                                                      37,683
Broadway-Acacia                                                           7,285
Other Projects under consideration not yet identified                    82,780
                                                                   ------------
Total                                                               $ 2,251,199

Detail of Capitalized Interest:

Evergreen Manor II                                                  $   397,357
Signature Properties                                                     11,297
Friendly Bear Plaza                                                     180,819
Pecos Russell Business Center                                           250,478
                                                                   ------------
Total                                                               $   839,951

The following projects were under construction as of the periods ended:

                                     December 31, 1999           December 31, 2000
                                     -----------------           -----------------
Evergreen Manor II                      6,284,000                   7,428,249
Pecos Russell Business Center           3,500,200                   3,500,200
Friendly Bear                           3,400,657                   3,400,657
Signature Properties                      560,000                     560,000
                                     --------------              --------------
Total:                               $ 13,744,857                $ 14,889,306


                          SENIOR CARE INDUSTRIES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------
                     December 31 1999 and December 31, 2000

NOTE 4 - MORTGAGE DEBT

The Company had the following mortgage obligations as of December 31, 2000 as summarized below.

Friendly Bear Property
----------------------
A secured term loan with a bank, bearing interest at 8.5%, payable in equal monthly installments of $17,312.
Balloon payment due 2009.                                            $2,139,435

Signature Property
------------------
A construction loan with a mortgage company, bearing
interest at 12.5% payable in interest only monthly installments
of $26,695. Balloon payment due June 1, 2003.                         2,297,025

Pecos Russell
-------------

A construction loan with a mortgage company, bearing
interest at 12.5% payable in interest only monthly
installments of $11,219. Balloon payment due January
2000. The loan was refinanced with a bank bearing
interest at 9.25% payable in monthly installments of
principal of $9,400 plus interest through December
2009. Balloon payment due January 2010.                               2,753,478

Broadway Property
-----------------
A 1st trust deed loan with a bank, bearing interest at 8.375%
payable in monthly installments
of principal and interest of $7,116 through March 2027.                 692,079

A 2nd trust deed loan with a bank, bearing interest
at 14% payable in monthly installments of principal
and interest of $2,200 through January 2001. Balloon
payment due February 2002.                                              311,789

Evergreen Manor Property
------------------------
A construction loan with a bank, bearing interest
at prime plus 1.25% payable in interest only monthly
installments of $17,538. Balloon Payment due
February, 2002.                                                       4,830,817
                                                                    ------------
Total                                                               $13,024,623
                                                                    ============
Maturities of mortgage notes payable are as follows:

         2002                                                     5,142,606
         2003                                                     2,467,925
         2004 and thereafter                                      7,610,531
                                                                ------------

                                                                $13,024,623
                                                                ============

                          SENIOR CARE INDUSTRIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------
                      December 31 1999 and December 31, 2000

NOTE 5   OTHER SECURED DEBT

The Company as part of the asset purchase agreement with East- West Community Developer, agreed to issue to a non-related third party a $700,000 note with principal and accrued interest due on March 29, 2002.

Noble Furniture has a credit line with Celtic Capital which is secured by inventory and accounts receivable under the terms of which Noble can borrow 50% of current inventory and 80% of eligible accounts receivable. Eligible accounts receivable are receivables which are due within a period of 60 days. Celtic also allows a portion of Noble's equipment also to act as collateral. The weighted average interest rate on borrowings under the Celtic credit line was 12% during the year 2000.

Senior Care also has a credit line with American Auditors, LLC but that credit line is not secured by any assets of Senior Care.

The balances due on these credit lines as of the end of the years were as follows:

                                     December 31, 1999      December 31, 2000
                                     -----------------      -----------------

Celtic Capital
        Accounts Receivable                                   $  408,028
        Inventory                                                 83,000
        Equipment                                                 93,700
                                                              ----------
        Total Celtic Capital:                                    584,728
American Auditors                                              1,276,293
East-West Community Developer        $    700,000                700,000
                                     ------------             ----------
Total Other Loans:                   $    700,000             $2,561,021
                                     ============             ==========

NOTE 6 - COMMON STOCK

On May 1, 2000 the Company purchased Noble Furniture for 750,000 shares of Company common stock valued at $3,187,500. The combination has been accounted for by the purchase method. Accordingly, the Company recorded assets acquired at their fair values. The Company accounted for the acquisition under the purchase method of accounting and recorded a total of $1,732,240 in goodwill, which is being amortized over 15 years. The difference between the actual purchase price and the amount of goodwill is the appraised value of the equipment and other tangible assets which Noble owned at the time the company was purchased. No intangibles were included in that determination.

The Articles of Incorporation authorize 50,000,000 shares of common stock. As of December 31, 2000, the Company had a total of 13,399,001 shares outstanding. It should be noted here that on March 15, 2001, a 30 to 1 reverse split reduced the number of outstanding shares from that amount to 446,634.

NOTE 7 - PREFERRED STOCK

SERIES A
--------
As of April 2, 1999 the Company had 34,500 of its Series A preferred stock, convertible at .12 shares of the Company's $0.001 par value common stock for 1 share of preferred. The Series A preferred shares have no preferences for the payment of dividends or liquidation preferences. Those shares were converted to 172,500 shares of common stock on April 5, 2000. There are presently no Class A Preferred shares outstanding.

                          SENIOR CARE INDUSTRIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------
                     December 31 1999 and December 31, 2000

NOTE 7   PREFERRED STOCK, CONTINUED

SERIES B
--------
On April 30, 1999 as part of the East-West purchase the Company issued 400,000 shares of its Series B preferred stock, par value $0.001, convertible at 5 shares of common stock for each share of preferred stock converted. The Series B preferred shares have no preferences for the payment of dividends or liquidation preferences. The option to convert the stock to common shares was exercised on April 30, 2000. As of December 31, 2000, there were no Series B Preferred shares outstanding.

SERIES C
--------
The Company set up Series C preferred stock for the purpose of issuing stock in exchange for land in Tennessee. That transaction was canceled and the stock issued was voided. There is presently no Series C preferred stock outstanding.

SERIES D
--------
On October 3, 2000, the Company issued 2,000,000 shares of Series D preferred stock to Rent USA, Inc. in exchange for 5,000,000 shares of common stock in Rent USA, Inc. which was issued to Senior Care. The transaction had a stated value in the contract of $2,250,000. 5,000,000 shares of Rent USA represented 43.5% of the shares outstanding in that company as of the date of the transaction. The value was derived by dividing the book value per share of Rent USA into the number of common shares received by Senior Care as of the most recent available financial statements for that company which were as of September 30, 2000, only three days prior to the effective date of the transaction on October 3, 2000. A copy of the financial statements of Rent USA for the period ended September 30, 2000 is attached for your information as Exhibit 99.

NOTE 8 - COMMITMENTS

The Company has an equipment lease requiring payments of $320 per month which will expire in July, 2002.

                          SENIOR CARE INDUSTRIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------
                     December 31 1999 and December 31, 2000

NOTE 9 - STOCK BENEFIT PLAN

The Board of Directors authorized the 2000 Stock Option Plan under the terms of which, options, if exercised, would result in the issuance of 584,792 shares of common stock were given to certain officers and directors of the Company. The option price to exercise these options was a fixed option price of $.10 per share. All of the options were exercised on or before October 1, 2000. No options were forfeit or expired during the year. The Company accounts for stock-based employee compensation arrangements under the intrinsic method pursuant to APB 25. The following table sets forth the difference between the compensation cost had the Company awarded stock on October 1, 2000 rather than providing the 2000 Stock Option Plan under the terms of which employees paid the Company $.10 per share:

584,792 shares at $.10 per share: Option Price Paid:     $    58,472
Compensation Cost if stock were issued to officers
on October 1, 2000 at fair market value
of $2.00 per share [Average 30 day Bid Price]:           $(1,169,584)

NOTE 10 - EARNINGS PER SHARE

The following table sets forth the computation of basic earnings per share for the period January 1, 2000 to December 31, 2000.

         Numerator:
                  Numerator for basic net profit per share           $  (71,361)
                                                                      ==========
         Denominator:
                  Denominator for basic loss per share - weighted
                    average shares outstanding                        13,339,001
                                                                      ==========

NOTE 11 - LITIGATION

The Company has been named in litigation in the ordinary course of its business. Management believes the resolution of the matter will have an immaterial effect on the Company's financial position and results of operations.

NOTE 12  - STOCK OPTION

On April 5, 1999, in connection with the acquisition of East-West, the Company's Board of Directors authorized the Company to grant a consultant the right to subscribe for and purchase up to 5,000,000 shares of the Company's common stock, $0.001 par value at an exercise price of $0.00083333 per share expiring on April 5, 2001. On April 5, 2000, the holder of the option returned the option to the Company marked void and it was canceled on the books of the Company.

Had this option been exercised, it would have resulted in the issuance of only 166,667 shares of Common stock due to the 30 to 1 reverse split which took effect on March 15, 2001.

NOTE 13 - SUBSEQUENT EVENTS

Reverse Split of Common Shares
------------------------------

On March 12, 2001, the Shareholders authorized and the Board of Directors voted that all holders of common stock would receive 1 share of common stock for each 30 shares owned as of March 15, 2001. This resulted in reducing the number of common shares outstanding as of that date from 13,399,001 to 466,634.

                          SENIOR CARE INDUSTRIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------
                     December 31 1999 and December 31, 2000

NOTE 13 - SUBSEQUENT EVENTS, CONTINUED

Purchase of Assets of Tri-National Development Corporation
----------------------------------------------------------

On March 28, 2001, Senior Care entered into agreements with Tri-National Development Corporation to purchase certain real estate assets of the company and agreed to assume all debt encumbering those real estate assets. The purchase of the assets became effective on April 30, 2001:

1.     THE HILLS OF BAJAMAR

Under the contract with Senior Care, 650 acres will be conveyed plus 100% of Tri-National's rights under the Option Agreement. The purchase price by Senior Care was $14,950,000, or in the area of $23,333 per acre. Senior Care paid 300,000 shares of Series F Convertible Preferred stock which is convertible into 20 shares of Senior Care Common stock for each share of Series F Preferred on a formula which allows 20% of the Preferred shares to be converted in the 24th month following the acquisition and 20% convertible on each 12th month anniversary date thereafter until all of the Preferred shares have been converted. Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

Senior Care may repurchase a total of $11,262,481 in Series F Convertible Preferred by the issuance of Series I Preferred stock which will then be issued to Tri-National's Corporate Note holders.

2.   PLAZAS RESORT TIMESHARES AND COMMERCIAL PROPERTY

Senior Care purchased this property for $16,079,055. Senior Care assumed the outstanding mortgage on the property of $9,079,055 and will pay a total of $7,000,000 by issuing 150,000 shares of Series F Convertible Preferred stock. Again, Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

3.  PLAZA ROSARITO

Senior Care purchased this property for a total purchase price of $13,000,000 for the 15 acre undeveloped ocean front property and $20,200,000 for the 9 acres of developed land where the partially completed shopping center is located. The payment is being made by the issuance of 500,000 shares of Series F Preferred stock in Senior Care which is convertible to Common stock on the conversion formula which was discussed above. Again, Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

                          SENIOR CARE INDUSTRIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------
                     December 31 1999 and December 31, 2000

NOTE 13 - SUBSEQUENT EVENTS, CONTINUED

4.  PORTAL DEL MAR CONDOMINIUMS

Senior Care purchased a 2/3rds undivided interest in this property for $6,000,000 paying 50,000 shares of Series F Convertible Preferred which is convertible to Common stock on the conversion formula which was discussed above. Again, Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

Senior Care assumed its proportional share of the debt on this property. Senior Care's portion of that debt is approximately $600,000.

Recap of Tri-National Acquisitions:
----------------------------------

Senior Care purchased assets held by Tri-National's Mexican subsidiaries and assumed debt as follows:

Name of Property        Purchase Price          Debt Assumed        Net Assets Acquired
---------------------------------------------------------------------------------------

Hills of Bajamar        $14,950,000                                 $14,950,000

Plazas Resort           $16,079,055             $ 9,079,055         $ 7,000,000

Plaza Rosarito          $33,200,000                                 $33,200,000

Portal Del Mar          $ 6,000,000             $   600,000         $ 5,400,000
                        -----------             -----------         -----------
Total:                  $70,229,055             $ 9,679,055         $60,550,000


NOTE 14 - SEGMENT INFORMATION

The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

Senior Care has developed the following segment information, the first being from rental income which the Company receives from the rental of its income real property, Broadway-Acacia, Pecos Russell Business Center and Friendly Bear. The second is income received from the Noble Furniture manufacturing operation. Eventually, once income begins being derived from the sale of property which the Company holds for resale such as Evergreen Manor II, the Company will report that income as a segment as well.

                          SENIOR CARE INDUSTRIES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS
                        ---------------------------------
                     December 31 1999 and December 31, 2000

NOTE 14, SEGMENT INFORMATION, CONTINUED

Income from the rental property segment and expenses incurred in connection with that segment for the 12 month period ended is as follows [there was no separate reporting of segments during the year 1999 due to the fact that the Company was beginning its operations and had not yet identified segments]:

                                     1999                2000
                                 -------------        ------------

Rental Income                     $ 100,428           $  687,321
Less: General & Administrative
       Expenses                    (314,080)            (790,175)
                                  ---------            ---------
Loss Attributable to
 Rental Operations:               $(213,652)          $ (102,854)

Income and expenses incurred in connection with the Company's Noble Furniture operations are as follows:

Sales                                                 $5,282,355
Less: Cost of Good Sold                               (4,231,730)
                                                      ----------
Gross Profit on Sales                                  1,050,624
Less: Selling, General &
         Administrative Expenses                      (1,020,852)
                                                      ----------
Net Profit Before Taxes                                   29,772
Less: State Income Tax                                     3,223
                                                      ----------
Net Profit from Furniture Operations:                 $   26,549

NOTE 15, RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the calculation required to establish the ratio of earnings to fixed charges for the periods ended:

                                     December 31, 1999           December 31, 2000
                                     -----------------           -----------------
Fixed Charges
 Interest Expensed & Capitalized
    Interest on Real Estate                                      $    839,951
    Interest on Credit Lines         $    115,000                     190,284
 Capitalized Expenses                                               2,251,198
                                     ------------                ------------
Total Fixed Charges:                 $    115,000                $  3,281,433

Earnings
 Pretax Income                       $   (234,468)               $    (71,361)
 Fixed Charges                            115,000                   3,281,433
 Amortization of Capitalized Interest                                 (44,284)
Less:
 Capitalized Interest                                                (839,951)
                                      -----------                ------------
                                      $   119,468                $  2,324,837

Resultant Ratio of Earnings to
 Fixed Charges                            1.04:1                    1:.71


                   SUPPLEMENTARY FINANCIAL INFORMATION ON SENIOR CARE

Senior Care provided above audited financial statements for the years ended December 31, 1999 and December 31, 2000. Because this Prospectus is being filed after a full quarter has gone by since the audited financial statements, the unaudited quarterly results for the three month period ended March 31, 1999 and March 31, 2000 are repinted here for your information.

                            SENIOR CARE INDUSTRIES, INC.

                                FINANCIAL STATEMENTS

          For the three months ended March 31, 2000 and March 31, 2001

                                    CONTENTS

Consolidated Balance Sheets                                           58

Consolidated Statements of Income                                     59

Consolidated Statement of Stockholders' Equity                        60

Consolidated Statements of Cash Flows                                 61

Notes to the Financial Statements                                     62

                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------------------------

                                     ASSETS

                                                          MARCH 31, 2000   MARCH 31, 2001
                                                          -------------    -------------
Current assets:
    Cash                                                   $    93,338     $     37,655
    Deposits                                                    65,859          141,700
    Accounts receivable                                        554,603          691,618
    Notes Receivable                                                             59,757
    Inventory                                                  744,957          634,944
    Employee Advances                                                               500
    Prepaid Rent                                                                  6,418
    Prepaid Taxes                                                                17,120
    Prepaid Lease Payments                                                          877
    Other Prepaid Expenses                                                        2,550
    Other current assets                                         1,455          220,171
                                                          -------------    -------------
      Total current assets                                   1,460,212        1,813,310

Fixed Assets:

Property held for resale:
    Construction in progress                                15,349,217       14,941,507
    Capitalized Interest                                                        902,448
    Capitalized Expenses                                                      2,452,178
    Less: Accumulated Depreciation                                              (55,355)
Property held for rental income:
    Rental Property                                          1,800,000        1,800,000
                                                          -------------    -------------
     Total Real Property Assets:                            17,149,217       20,040,778

Machinery & Equipment                                          134,835          226,291
Office Equipment                                                17,681           17,681
Leasehold Improvements                                          28,933           28,933
Capitalized Equipment Leases                                    50,673           50,673
Less: Accumulated Depreciation                                 (22,000)        (145,214)
                                                          -------------    -------------
     Total Property and Equipment:                             210,122          170,364

Other assets:
    Investment in Delran Associates, LLC                     3,234,000        3,234,000
    Goodwill Noble Furniture                                                  1,732,240
    Investment in Rent USA, Inc.                                              2,250,000
    Less: Accumulated Amortization                                              (95,110)
                                                          -------------    -------------
      Total other assets                                     3,234,000        7,121,130
                                                          -------------    -------------

      Total assets                                        $ 22,053,551     $ 29,145,582 *
                                                          =============    =============

     The accompanying notes are an integral part of the financial statements

     * Please note that Senior Care had a major acquisition of real property after March 31, 2001 which substantially effects the financial statement increasing Total assets to $99,374,637. A Pro Forma Balance Sheet appears on Page I-8.


                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                               MARCH 31, 2000    MARCH 31, 2001
                                                                                -------------    -------------
Current liabilities:
    Accounts payable                                                             $   347,549     $    623,057
    Payroll Accruals                                                                                   27,732
    Garnishment Payable                                                                                   709
    Sales Tax Payable                                                                                     513
    Sales Tax Reimbursements Payable                                                                     (537)
    Accrued expenses                                                                  27,566
    Notes payable - current portion                                                  111,959           (5,928)
    Lines of credit - current portion                                                656,517            8,973
    Real Estate loans payable - current portion                                                     2,297,025
    Capital lease obligation-current portion                                          12,839            8,351
    Other current liabilities                                                                           4,995
                                                                                -------------    -------------
      Total current liabilities                                                    1,156,430        2,964,890

    Real estate loans Payable                                                     10,751,073       13,075,646
    Notes payable, net of current portion                                            706,008        2,273,869
    Lines of credit, net of current portion                                          190,423          505,759
    Accrued interest on notes payable                                                 96,845
                                                                                -------------    -------------
      Total Long Term Liabilities                                                 11,744,349       15,855,274
                                                                                -------------    -------------
      Total liabilities                                                           12,900,779       18,820,164

 Stockholders' equity :
    Series A convertible preferred stock, $.001 par value, 34,500 shares authorized, 34,500 shares issued and outstanding at March 31, 2000
       and no shares outstanding March 31, 2001, respectively                             34                -
    Series B convertible preferred stock, $.001 par value 400,000 shares authorized, 400,000 shares issued and outstanding at March 31,
       2000 and no shares outstanding March 31, 2001, respectively                       400                -
    Series D convertible preferred stock, $.001 par value, 2,000,000
       Shares issued and outstanding as of March 31, 2001                                               2,000

    Common stock, $.001 par value, 50,000,000 shares authorized,
       7,412,154 shares issued and outstanding March 31, 2000                          7,412
      10,046,634 shares issued and outstanding March 31, 2001                                          10,047
    Additional paid in capital                                                    11,450,890       12,606,217
    Accumulated deficit                                                           (2,305,964)      (2,292,846)
                                                                                -------------    -------------
     Total stockholders' equity                                                    9,196,772       10,325,418 **
                                                                                -------------    -------------

     Total liabilities and stockholders' equity                                 $ 22,053,551     $ 29,145,582
                                                                                =============    =============

     The accompanying notes are an integral part of the financial statements

     **Please note that Senior Care had a major acquisition of real property after March 31, 2001 which substantially effects the financial statement increasing Total shareholder equity to $70,875,418. A Pro Forma Balance
       Sheet appears on Page I-8.


                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
---------------------------------------------------------------------------------


                                            THREE MONTHS ENDED  THREE MONTHS ENDED
                                              MARCH 31, 2000      MARCH 31, 2001
                                              --------------      --------------
Gross Sales-Noble Furniture                    $  1,285,440         $  1,393,329
Cost of sales                                      (878,699)          (1,158,145)
                                               -------------        -------------
Gross profit-Noble Furniture                        406,741              235,185
                                               -------------        -------------

Rental property income                              123,701              209,891
Income from Equipment Rentals                                             74,000
                                               -------------        -------------
Total Adjusted Gross Income                         530,442              519,076

Operating expense:
    Selling, general and administrative             517,816              531,577
    Depreciation and amortization                    93,453               80,522
                                               -------------        -------------
      Total operating expenses                      611,269              592,099
                                               -------------        -------------
Operating loss                                      (80,827)             (73,023)
                                               -------------        -------------

Other income(expense):
    Interest expense                               (151,864)             (75,189)
                                               -------------        -------------

Loss before provision for income taxes             (232,691)            (148,212)
Provision for income taxes                               -
                                               -------------        -------------

Net loss                                       $   (232,691)        $   (148,212)
                                               =============        =============

Earnings per share:
    Basic                                             (.031)              (.014)
                                               =============        =============

Weighted average shares
   outstanding                                    7,412,154           10,046,634
                                               =============        =============

     The accompanying notes are an integral part of the financial statements


                                            SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                                          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------------
------------

                               CONVERTIBLE
                              PREFERRED STOCK     COMMON STOCK
                              ----------------  ------------------
                                                                     ADDITIONAL      RETAINED        TOTAL
                               NUMBER     PAR      NUMBER     PAR      PAID-IN       EARNINGS     STOCKHOLDERS'
                              OF SHARES  VALUE   OF SHARES   VALUE     CAPITAL       (DEFICIT)        EQUITY
                              ---------  ------  ---------  -------  ------------  -------------  -------------

Balance, December 31, 1999
Series A Preferred               34,500   $  34
Series B Preferred              400,000     400
Common                                           6,662,154  $ 6,662  $10,262,533   $ (2,073,273)  $  8,196,356

Shares issued in acquisition
of Noble Furniture                   -       -     750,000      750    1,232,357              -      1,233,107

Net loss                             -       -          -        -            -        (232,691)      (232,691)
                              ---------  ------  ---------  -------  ------------  -------------  -------------
Balance, March 31, 2000         434,500  $  434  7,412,154  $ 7,412  $11,494,890   $ (2,305,964)  $  9,196,772

Conversion of
Series A Preferred              (34,500)    (34)   172,500      172                                        172

Conversion of
Series B Preferred             (400,000)   (400) 2,000,000    2,000                                      2,000

Series D Preferred            2,000,000   2,000                        2,248,000                     2,250,000

Stock Dividend
11 shares for 10                                 1,132,411    1,133   (1,131,278)                   (1,130,145)

Adjustment to purchase
of Noble Furniture to
account for Goodwill                                                     499,893                       499,893

Stock Issued to
Consultants, Officers
& Directors under
2000 Stock Option Plan                           2,540,772    2,541     (500,192)                     (497,651)

Regulation S Stock
issued to Europeans                                141,164      141       72,284                        72,425

30 to 1 Reverse Split of
Common shares on
March 15, 2001                                 (12,952,368) (12,952)                                   (12,952)

Stock Issued to
Officers & Directors                             1,600,000    1,600       71,032                        72,632
2001 Stock Option Plan

Stock Issued in
Phelan Compensation
Package                                          8,000,000    8,000                                      8,000

Net Profit (Loss)                                                       (148,212)                     (148,212)

Adjustment to balance
earnings deficit
with 12/31/2000 audit                                                                    13,118         13,118

Balances as of
March 31, 2001                2,000,000   2,000 10,046,634   10,047   12,606,417     (2,292,846)    10,325,418
                              =========  ====== ==========  =======  ============  =============  =============

     The accompanying notes are an integral part of the financial statements

                                       61


                                  SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
=======================================================================================================

                                                                          THREE MONTHS     THREE MONTHS
                                                                              ENDED            ENDED
                                                                          MARCH 31, 2000  MARCH 31, 2001
                                                                           ------------    ------------
Cash flows from operating activities:
  Net loss                                                                 $  (232,691)    $  (148,212)
                                                                           ------------    ------------
Adjustments to reconcile net loss to cash used by operating activities:
  Depreciation and amortization                                                 93,453          80,522
Decrease (increase) in assets:
  Accounts receivable                                                         (554,603)         79,582
  Inventory                                                                   (744,957)         81,694
  Deposits                                                                     (65,859)
  Prepaids                                                                       1,095           6,418
  Construction in progress                                                    (912,430)        (52,200)
Increase (decrease) in liabilities:
  Accounts payable trade                                                       347,549         160,472
  Payroll Accruals                                                                              16,554
  Garnishments Payable                                                                             157
  Payroll Taxes Payable                                                                         (7,597)
  State Income Taxes Payable                                                                    (4,090)
  State Sales Tax Payable                                                                            1
  State Sales Tax Reimbursement                                                                    537
  Accrued liability                                                             27,566
  Accrued interest on notes payable                                             96,845
                                                                           ------------    ------------
    Total adjustments                                                       (1,711,341)        362,050
                                                                           ------------    ------------
    Net cash used in operating activities                                   (1,944,032)        213,838
                                                                           ------------    ------------

Cash flows used by investing activities:
  Purchase of property and equipment                                        (1,061,728)
  Capitalized Interest & Expenses paid                                                        (419,407)
                                                                           ------------    ------------
      Net cash used by investing activities                                 (1,061,728)       (419,407)
                                                                           ------------    ------------

Cash flows from financing activities:
  Net proceeds from promissory notes                                                           195,553
  Net proceeds from real estate loans                                                           51,023
  Net proceeds from debt                                                     1,827,874
  Issuance of common stock                                                   1,233,107          (3,352)
                                                                           ------------    ------------
    Net cash provided by financing activities                                3,060,981         243,224
                                                                           ------------    ------------

    Net decrease in cash                                                        55,221          (5,830)

Cash, beginning of period                                                       38,117          43,485
                                                                           ------------    ------------
Cash, end of period                                                        $    93,338          37,655
                                                                           ============    ============

Cash paid for interest and taxes are as follows:
  Interest, net of amounts capitalized                                     $   464,228         419,407
                                                                           ============    ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING, INVESTING, AND
FINANCING ACTIVITIES:
  Issuance of Common Stock in acquisition                                  $ 1,233,107     $ 3,187,500
  Issuance of Series D Preferred Stock in acquisition                                        2,250,000
                                                                           ============    ============

     The accompanying notes are an integral part of the financial statements

                                       62

                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       MARCH 31, 2000 AND MARCH 31, 2001
--------------------------------------------------------------------------------

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized February 26, 1968 under the laws of the State of Idaho as Golden Chest, Inc. ("the Company"). During all of 1998 and through April 1999, the Company was inactive.

On April 2, 1999, the Company transferred its existing assets which consisted of patented mining claims to Paymaster Resources Incorporated. There were no liabilities. Paymaster Resources Incorporated was a company that was controlled by the directors of Golden Chest, Inc. who thereafter resigned and new directors were appointed. The purpose of this transfer was to leave Golden Chest with no assets and no liabilities. The book value of these assets was $20,816, which is recorded as a loss from discontinued operations in the accompanying statement of operations for 1999.

On April 2, 1999, the Company Board of Directors authorized a 1 for 100 reverse stock split of the Company's $0.10 par value common stock. On April 3, 1999, the Company's Board of Directors approved increasing the authorized common stock to 25,000,000 shares at $0.001 par value and increasing the authorized preferred stock to 5,000,000 shares at $0.001. For purposes of comparison, all financial statements reflect the retroactive effects of the reverse split and the changes in par value and authorized common and preferred stock.

On April 30, 1999, the Company completed an asset purchase agreement where it purchased the assets and assumed the liabilities of East-West Developer, Inc. ("East-West") for a note payable of $700,000, 1,480,122 shares of common stock, and 400,000 shares of Series B preferred stock. The Series B preferred stock was converted on April 5, 2000 to common stock in the Company. The total value of the acquisition of $8,404,176 was based on the book value of net assets of East-West which Senior Care received, which consist of real estate assets that had been recently appraised and related real estate loans. Management felt that the recent appraisals where sufficient determinants of value as of the acquisition date.

On August 26, 1999, the Company changed its name to Senior Care Industries, Inc. and the corporate situs to Nevada.

The Company previously reported its financial statements under SFAS 7 as a developmental stage company. During fiscal 1999, the Company was no longer considered in the development stage as it has generated income from its intended sources since that year.

The Company had a net loss of ($71,361) for the year ended December 31, 2000 which increased its accumulated deficit to ($2,144,634) as of that date. Management believes its rental operations, acquisitions and anticipated sales of condominium units beginning in the first quarter of 2001 will be sufficient to fund its operations and meet its working capital requirements through the end of 2001 and beyond. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds where needed, or that such funds, if available, can be obtained on terms satisfactory to the Company.

                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       MARCH 31, 2000 AND MARCH 31, 2001
--------------------------------------------------------------------------------

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

Accounting policies for investments in other entities:

Senior Care has investments in the Delran Associates, LLC, Noble Furniture and Rent USA.

The Delran investment was part of the East-West Developer asset acquisition and was based on the book value of net assets which Senior Care received, which consist of real estate assets that were recently appraised. Senior Care received a 45% membership interest in that limited liability company.

The purchase of Noble Furniture was valued based upon an appraisal of the assets of that company and the number of shares of Senior Care Common stock given was based upon the market price of those shares as of the date the transaction was completed. The difference between the value of the assets and the value of the stock paid was considered good will and is being amortized over a period of 15 years. In that transaction, Senior Care obtained all of the outstanding shares of Noble Furniture and it is now a wholly owned subsidiary.

Senior Care purchased common stock in Rent USA in exchange for Series D Preferred stock in Senior Care. The value of the transaction was based upon the book value of Rent USA as of September 30, 2000, which was the most recent financial statements available prior to the effective date of the transaction. Senior Care obtained approximately 43.5% of Rent USA which, according to those financial statements had a net asset value of $2,250,000 as of October 3, 2000.

On a quarterly basis, Senior Care management assesses whether there is likely to be any impairment of its value in its investments in Rent USA or Delran. Whether there is any impairment is determined after reviewing the financial statements of those entities and making a determination as to whether in the view of management, the investment is impaired for any reason. If the investment is considered impaired, then management should inform its principal accountant accordingly and adjustments to the value of the asset will be made on the financial statements.

General accounting polices and procedures are as follows:
---------------------------------------------------------

a. Senior Care records revenues from real estate sales when the escrow on the real estate transaction closes, that is when title has passed to the buyer and Senior Care receives the money it is owed on the transaction. No real estate sales had occurred as of the end of the period reported here. No policy has yet been developed on the value of property held for resale and whether the value of that property may be impaired as a result of not being able to sell it. Once the Company has some experience in the resale of property held for resale, then such a policy will be developed.

     As to rental income, rent is treated as received when it is actually received.

     The only sales which Senior Care had during the reporting period were from furniture sales at Noble Furniture. Sales are recorded when the furniture is delivered to the customer.

b. The Company has not yet adopted any policy regarding payment of dividends. No cash dividends have been paid since inception.

c. The cost of buildings and improvements are depreciated over the estimated useful life when they are placed in service. The Company utilizes the straight-line method of depreciation calculated over thirty years.

d. The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions which affect the reported amounts of assets and liabilities as of the date of the financial statements and revenues and expenses for the period reported. Actual results may differ from these estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       MARCH 31, 2000 AND MARCH 31, 2001
--------------------------------------------------------------------------------

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES, CONTINUED

e. The Company is required to estimate the fair value of all financial instruments included on its balance sheet at December 31, 2000. The Company considers the carrying value of such amounts in the financial statements (cash, real estate loans and note payable) to approximate their fair value due to the relatively short period of time between origination of the instruments and their expected realization and interest rates, which approximate current market rates.

f. The Company has net operating loss carry forwards as of December 31, 2000 that results in a deferred tax asset of approximately ($2,144,634). The Company has recorded a valuation allowance of against this asset in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for income taxes." The Company will review its need for a provision for income taxes after each operating quarter and each period for which a statement of operations is presented. The Company's marginal tax rate is 0% as a result of the valuation allowance.

g. Basic net income per common share is computed by dividing the net income available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Incremental common shares issuable upon the exercise of convertible preferred stock and options, are included in the computation of diluted net income per common share to the extent such shares are dilutive.

h. The Company evaluates the recoverability of long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. At December 31, 2000, management determined that there has been no impairment of the Company's long-lived assets. There can be no assurance, however, that market conditions will not change or demands for the Company's services will continue which could result in future long-lived asset impairments.

i.   Inventories are stated at cost determined using the first-in, first-out
     (FIFO) method, but not in excess of market. Inventories consist of raw materials, work-in process and finished goods. Costs include materials and direct labor. Inventories as stated on these financial statements are net after a deduction for doubtful accounts. Doubtful accounts from experience are a minor amount and for that reason, have not been stated separately.

                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       MARCH 31, 2000 AND MARCH 31, 2001
--------------------------------------------------------------------------------

NOTE 3 - REAL ESTATE

Real estate is made up of the following at

                                     March 31, 2000              March 31, 2001
                                     -----------------           ---------------

Rental property                        $ 1,800,000                  $ 1,800,000
Capitalized Construction Interest                                       902,448
Capitalized Expenses                                                  2,452,178
Construction in progress                15,349,217                   14,941,507
Less: Accumulated Depreciation                                          (55,355)
                                      ------------                 ------------
                                       $17,149,217                  $19,736,172
                                      ============                 ============

Senior Care did not begin capitalizing construction expenses and interest pursuant to Statement of Financial Accounting Standards No. 34 until January 1, 2000.

                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       MARCH 31, 2000 AND MARCH 31, 2001
--------------------------------------------------------------------------------

NOTE 4 - MORTGAGE DEBT

The Company has mortgage obligations as summarized below.

Friendly Bear Property
----------------------
A secured term loan with a bank, bearing interest at 8.5%, payable in equal monthly installments of $17,312.
Balloon payment due 2009.                                            $2,139,435

Signature Property
------------------
A construction loan with a mortgage company, bearing
interest at 12.5% payable in interest only monthly installments
of $26,695. Balloon payment due June 1, 2001.                         2,297,025

Pecos Russell
-------------
A construction loan with a mortgage company, bearing interest at 12.5% payable in interest only monthly installments of $11,219.
Balloon payment due January 2000. The loan was refinanced with a bank bearing interest at 9.25% payable in monthly installments of principal of $9,400 plus interest through December 2009.
Balloon payment due January 2010.                                     2,753,478

Broadway Property
-----------------
A 1st trust deed loan with a bank, bearing interest at 8.375%
payable in monthly installments of principal and interest
of $7,116 through March 2027.                                           692,079

A 2nd trust deed loan with a bank, bearing interest
at 14% payable in monthly installments of principal
and interest of $2,200 through January 2001. Balloon
payment due February 2002.                                              311,789

Evergreen Manor Property
------------------------
A construction loan with a bank, bearing interest
at prime plus 1.25% payable in interest only monthly
installments of $17,538. Balloon Payment due
February, 2002.                                                       4,830,817
                                                                    ------------
Total                                                               $13,024,623
                                                                    ============

                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       MARCH 31, 2000 AND MARCH 31, 2001
--------------------------------------------------------------------------------

NOTE 5   OTHER SECURED DEBT

The Company as part of the asset purchase agreement with East-West Community Developer, agreed to issue to a non-related third party a $700,000 note with principal and accrued interest due on March 29, 2002.

Noble Furniture has a credit line with Celtic Capital which is secured by inventory and accounts receivable under the terms of which Noble can borrow 50% of current inventory and 80% of eligible accounts receivable. Eligible accounts receivable are receivables which are due within a period of 60 days. Celtic also allows a portion of Noble's equipment also to act as collateral. The weighted average interest rate on borrowings under the Celtic credit line was 12% during the year 2000.

Senior Care also has a credit line with American Auditors, LLC but that credit line is not secured by any assets of Senior Care.

NOTE 6 - COMMON STOCK

On May 1, 2000 the Company purchased Noble Furniture for 750,000 shares of Company common stock valued at $3,187,500. The combination has been accounted for by the purchase method. Accordingly, the Company recorded assets acquired at their fair values. The Company accounted for the acquisition under the purchase method of accounting and recorded a total of $1,732,240 in goodwill, which is being amortized over 15 years. The difference between the actual purchase price and the amount of goodwill is the appraised value of the equipment and other tangible assets which Noble owned at the time the company was purchased. No intangibles were included in that determination.

The Articles of Incorporation authorize 50,000,000 shares of common stock. As of December 31, 2000, the Company had a total of 13,399,001 shares outstanding. It should be noted here that on March 15, 2001, a 30 to 1 reverse split reduced the number of outstanding shares from that amount to 446,634. On March 12, 2001, the Board of Directors authorized additional issuance of Common stock to officers and directors under the terms of the 2001 Stock Option Plan and additional shares to consultants. As of March 31, 2001, there were a total of 10,046,634 Common shares outstanding.

NOTE 7 - PREFERRED STOCK

SERIES A
--------
As of April 2, 1999 the Company had 34,500 of its Series A preferred stock, convertible at .12 shares of the Company's $0.001 par value common stock for 1 share of preferred. The Series A preferred shares have no preferences for the payment of dividends or liquidation preferences. Those shares were converted to 172,500 shares of common stock on April 5, 2000. There are presently no Class A Preferred shares outstanding.

                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       MARCH 31, 2000 AND MARCH 31, 2001
--------------------------------------------------------------------------------

NOTE 7   PREFERRED STOCK, CONTINUED

SERIES B
--------
On April 30, 1999 as part of the East-West purchase the Company issued 400,000 shares of its Series B preferred stock, par value $0.001, convertible at 5 shares of common stock for each share of preferred stock converted. The Series B preferred shares have no preferences for the payment of dividends or liquidation preferences. The option to convert the stock to common shares was exercised on April 30, 2000. As of December 31, 2000, there were no Series B Preferred shares outstanding.

SERIES C
--------
The Company set up Series C preferred stock for the purpose of issuing stock in exchange for land in Tennessee. That transaction was canceled and the stock issued was voided. There is presently no Series C preferred stock outstanding.

SERIES D
--------
On October 3, 2000, the Company issued 2,000,000 shares of Series D preferred stock to Rent USA, Inc. in exchange for 5,000,000 shares of common stock in Rent USA, Inc. which was issued to Senior Care. The transaction had a stated value in the contract of $2,250,000. 5,000,000 shares of Rent USA represented 43.5% of the shares outstanding in that company as of the date of the transaction. The value was derived by dividing the book value per share of Rent USA into the number of common shares received by Senior Care as of the most recent available financial statements for that company which were as of September 30, 2000, only three days prior to the effective date of the transaction on October 3, 2000. A copy of the financial statements of Rent USA for the period ended September 30, 2000 is attached for your information as Exhibit 99.

NOTE 8 - COMMITMENTS

The Company has an equipment lease requiring payments of $320 per month which will expire in July, 2002.

                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       MARCH 31, 2000 AND MARCH 31, 2001
--------------------------------------------------------------------------------

NOTE 9 - STOCK BENEFIT PLAN

The Board of Directors authorized the 2000 Stock Option Plan under the terms of which stock options were given to certain officers and directors of the Company. A total of 584,792 shares of common stock were issued under the terms of the 2000 Stock Option Plan to officers and directors during the year 2000. The Company accounts for stock-based employee compensation arrangements under the intrinsic method pursuant to APB 25.

NOTE 10 - EARNINGS PER SHARE

The following table sets forth the computation of basic earnings per share for the period:

                                                March 31, 2000      March 31, 2001
                                                --------------      --------------
Numerator:
   Numerator for basic net profit per share       $ (232,191)         $ (148,212)
                                                  ==========          ==========
   Denominator:
   Denominator for basic loss per share - weighted
                    average shares outstanding     7,412,154          10,046,634
                                                  ==========          ==========

NOTE 11 - LITIGATION

The Company has been named in litigation in the ordinary course of its business. Management believes the resolution of the matter will have an immaterial effect on the Company's financial position and results of operations.

NOTE 12 - SUBSEQUENT EVENTS

Reverse Split of Common Shares
------------------------------

On March 12, 2001, the Shareholders authorized and the Board of Directors voted that all holders of common stock would receive 1 share of common stock for each 30 shares owned as of March 15, 2001. This resulted in reducing the number of common shares outstanding as of that date from 13,399,001 to 466,634.

                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        MARCH 31, 2000 AND MARCH 31, 2001
--------------------------------------------------------------------------------

NOTE 13 - SUBSEQUENT EVENTS, CONTINUED

Purchase of Assets of Tri-National Development Corporation
----------------------------------------------------------

On March 28, 2001, Senior Care entered into agreements with Tri-National Development Corporation to purchase certain real estate assets of the company and agreed to assume all debt encumbering those real estate assets. The purchase of the assets became effective on April 30, 2001:

1.     THE HILLS OF BAJAMAR

Under the contract with Senior Care, 650 acres will be conveyed plus 100% of Tri-National's rights under the Option Agreement. The purchase price by Senior Care was $14,950,000, or in the area of $23,333 per acre. Senior Care paid 300,000 shares of Series F Convertible Preferred stock which is convertible into 20 shares of Senior Care Common stock for each share of Series F Preferred on a formula which allows 20% of the Preferred shares to be converted in the 24th month following the acquisition and 20% convertible on each 12th month anniversary date thereafter until all of the Preferred shares have been converted. Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

Senior Care may repurchase a total of $11,262,481 in Series F Convertible Preferred by the issuance of Series I Preferred stock which will then be issued to Tri-National's Corporate Note holders.

2.   PLAZAS RESORT TIMESHARES AND COMMERCIAL PROPERTY

Senior Care purchased this property for $16,079,055. Senior Care assumed the outstanding mortgage on the property of $9,079,055 and will pay a total of $7,000,000 by issuing 150,000 shares of Series F Convertible Preferred stock. Again, Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

3.  PLAZA ROSARITO

Senior Care purchased this property for a total purchase price of $13,000,000 for the 15 acre undeveloped ocean front property and $20,200,000 for the 9 acres of developed land where the partially completed shopping center is located. The payment is being made by the issuance of 500,000 shares of Series F Preferred stock in Senior Care which is convertible to Common stock on the conversion formula which was discussed above. Again, Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        MARCH 31, 2000 AND MARCH 31, 2001
--------------------------------------------------------------------------------

NOTE 13 - SUBSEQUENT EVENTS, CONTINUED

4.  PORTAL DEL MAR CONDOMINIUMS

Senior Care purchased a 2/3rds undivided interest in this property for $6,000,000 paying 50,000 shares of Series F Convertible Preferred which is convertible to Common stock on the conversion formula which was discussed above. Again, Senior Care may, within 30 days of the first conversion date, and 30 days of any subsequent conversion date, acquire all or any portion of the Common stock issued by the conversion by the payment of cash pursuant to footnote 1 in the Contract.

Senior Care assumed its proportional share of the debt on this property. Senior Care's portion of that debt is approximately $600,000.

Recap of Tri-National Acquisitions:
----------------------------------

Senior Care purchased assets held by Tri-National's Mexican subsidiaries and assumed debt as follows:

Name of Property        Purchase Price          Debt Assumed        Net Assets Acquired
---------------------------------------------------------------------------------------

Hills of Bajamar        $14,950,000                                 $14,950,000

Plazas Resort           $16,079,055             $ 9,079,055         $ 7,000,000

Plaza Rosarito          $33,200,000                                 $33,200,000

Portal Del Mar          $ 6,000,000             $   600,000         $ 5,400,000
                        -----------             -----------         -----------
Total:                  $70,229,055             $ 9,679,055         $60,550,000


NOTE 14 - SEGMENT INFORMATION

The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

Senior Care has developed the following segment information, the first being from rental income which the Company receives from the rental of its income real property, Broadway-Acacia, Pecos Russell Business Center and Friendly Bear. The second is income received from the Noble Furniture manufacturing operation. Eventually, once income begins being derived from the sale of property which the Company holds for resale such as Evergreen Manor II, the Company will report that income as a segment as well.

                   SENIOR CARE INDUSTRIES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        MARCH 31, 2000 AND MARCH 31, 2001
--------------------------------------------------------------------------------

NOTE 14 - SEGMENT INFORMATION, CONTINUED

Income from the rental property segment and expenses incurred in connection with that segment for the 12 month period ended is as follows [there was no separate reporting of segments during the year 1999 due to the fact that the Company was beginning its operations and had not yet identified segments]:

                                 3 months of 2000     3 months of 2001
                                 ----------------     ----------------

Rental Income                    $  123,701           $  209,891
Less: General & Administrative
       Expenses                    (220,040)            (240,001)
Interest Expense                   (151,864)             (75,189)
                                  ---------            ---------
Loss Attributable to
 Rental Operations:              $ (248,203)          $ (105,299)

Income and expenses incurred in connection with the Company's Noble Furniture operations are as follows:

Sales                            $1,285,440           $1,303,329
Less: Cost of Good Sold            (878,699)          (1,158,145)
                                 ----------           ----------
Gross Profit on Sales               406,741              235,185
Less: Selling, General &
      Administrative Expenses      (297,776)            (291,576)
                                 ----------           ----------
Net Profit
 or Loss Before Taxes               108,165              (56,391)

            MANAGEMENT'S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION
                     & RESULTS OF OPERATIONS OF SENIOR CARE

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto.

--------------------------

         THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS REGARDING US, OUR BUSINESS, PROSPECTS AND RESULTS OF OPERATIONS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES POSED BY MANY FACTORS AND EVENTS THAT COULD CAUSE OUR ACTUAL BUSINESS, PROSPECTS AND RESULTS OF OPERATIONS TO DIFFER MATERIALLY FROM THOSE THAT MAY BE ANTICIPATED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY AFFECT SUCH FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION: THE IMPACT OF COMPETITION ON OUR REVENUES, CHANGES IN LAW OR REGULATORY REQUIREMENTS THAT ADVERSELY AFFECT OR PRECLUDE CUSTOMERS FROM USING OUR SERVICES; AND FAILURE BY US TO KEEP PACE WITH EMERGING TECHNOLOGIES.

         WHEN USED IN THIS DISCUSSION AS WELL AS IN OTHER ITEMS IN THIS PROSPECTUS, WORDS SUCH AS "BELIEVES", "ANTICIPATES", "EXPECTS", "INTENDS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, BUT ARE NOT THE EXCLUSIVE MEANS OF IDENTIFYING FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS REPORT. WE UNDERTAKE NO OBLIGATION TO REVISE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY SUBSEQUENTLY ARISE. READERS ARE URGED TO CAREFULLY REVIEW AND CONSIDER THE VARIOUS DISCLOSURES MADE BY US IN THIS REPORT AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ATTEMPT TO ADVISE INTERESTED PARTIES OF THE RISKS AND FACTORS THAT MAY AFFECT THE COMPANY'S BUSINESS.

Results of Operations
---------------------

The results of operations of Senior Care for the year ended December 31, 2000 compared to the year ended December 31, 1999 are discussed below and the financial statements concerning operations for these periods which appeared earlier in this Prospectus.

Revenues
--------

Presently, Senior Care receives income from rentals, sales of condominiums and sales of furniture from the manufacturing operation at Noble Concept Furniture. For the year ended December 31, 2000 gross rental income totaled $687,320, and furniture sales totaled $5,282,355 compared with rental income of $100,428 for the year ended December 31, 1999. There was no income from furniture sales during 1999 because Senior Care did not purchase the furniture operations until January 1, 2000. As of December 31, 2000, there had been no condominium sales. Total gross income for the year ended December 31, 2000 was $5,974,619.

Operating Expenses
------------------

Sales, General and Administrative

Selling, general and administrative costs were $1,811,027 for the year ended December 31, 2000, as compared to $140,892 for the year ended December 31, 1999. This increase was primarily attributed to the fact that the Senior Care only commenced operations in late 1999 and did not own the furniture manufacturing operation until January 1, 2000.

Net Profit or loss
------------------

Senior Care had a net loss of $20,921 from non-manufacturing operations and a profit of $26,548 from manufacturing operations for the year ended December 31, 2000 leaving a consolidated profit for that period of $5,617. However, after adjustments for accumulated amortization, the Company had a net loss of ($71,361). This contrasts with a net loss on operations for the year ended December 31, 1999 of $234,468. The turn around from loss to profit, before accounting for depreciation and amortization, is primarily attributable to manufacturing operations which commenced during the year 2000 and from the fact that Senior Care completed construction on Pecos Russell Business Center resulting in increased rental income during 2000. The net loss for the year ended December 31, 2000 was ($.005) per share basic and diluted while the loss for the year ended December 31, 1999 was ($.05) per share, basic and diluted.

Liquidity and Capital Resources
-------------------------------

To date, we have funded our capital requirements for our current needs from cash flows from our operations, from real estate construction loans and from equity lines of credit which the Company has available. Our cash position as of December 31, 2000 was $43,485 as compared to $38,117 as of December 31, 1999. During the year 2000, the Company had a net use of cash of ($1,114,999) from operating activities. The Company had a net use of cash of ($8,449,962) from investing activities and received net cash of $9,570,329 from financing activities resulting in a net increase of cash of $5,368.

On May 1, 2000 the Company purchased Noble Furniture for 750,000 shares of Company common stock valued at $3,187,500. The combination has been accounted for by the purchase method. Accordingly, the Company recorded assets acquired at their fair values. The Company accounted for the acquisition under the purchase method of accounting and recorded a total of $1,732,240 in goodwill, which is being amortized over 15 years.

In the immediate future, in order to fund our current working capital requirements, expand of our existing operations as well as acquire additional companies for growth, we intend to seek to complete an offering of equity securities. Senior Care intends to file a Registration Statement to raise approximately $15,000,000 through a best efforts underwriting during 2001. Additionally, we are in the process of obtaining construction loan of approximately $6,000,000 to build 54 town homes at our Flamingo 55 project in Las Vegas, Nevada, an additional construction loan of approximately $8,000,000 to build the first phase of 223 single family homes in San Jacinto, California (the total cost of the San Jacinto project is approximately $32,000,000 but the construction loan will be taken in phases and will roll out as homes in each phase are completed and sold) and a loan for $5,000,000 to complete construction on Plaza Rosarito in Baja California. Our ability to obtain additional sources of financing cannot be assured. Our growth is dependent on our ability to obtain such additional funding.

Our Future Capital Requirements
-------------------------------

Our greatest cash requirements during the next two years will be the need for cash for real estate projects which generally will come from land loans and construction loans which the Company will obtain directly from bank or institutional lenders. Noble Furniture already has a credit line from Celtic Capital which the Company believes will meet Noble's requirements for the immediate future. Funds required for the development of the properties acquired from Tri-National Development, Inc. will come from traditional real estate loans.

Subsequent to the next twenty-four months, we plan to finance our long-term operations and capital requirements with the profits and funds generated from the revenues from the sale of our condominiums, single family residences, from rents from our buildings including both commercial and residential properties and from profits in our manufacturing facilities, both present and contemplated. We may obtain future funding through new private financings and public offerings of debt and equity securities and most certainly, will continue to borrow money from banks and institutions to continue construction projects and real estate development projects.

                  DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                     & FINANCIAL DISCLOSURE FOR SENIOR CARE

Senior Care is unaware of any disagreements with accountants on accounting principles or other matters and there have been no conditions placed upon the reports of any accountants engaged by Senior Care for the past two years.

            QUANTITATIVE & QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Senior Care has no debt instruments, forwards or future contracts, option contracts, swaps or complex instruments which would be subject to market risk. The Company has no stock investments in the market, holds no short positions on any security, has never written or purchased puts or call options, participated in swaps or purchased currency instruments, foreign or domestic, which would be subject to market risk.

Senior Care's real estate debt pays interest at fixed rates which are not subject to market changes in interest rates and as a result, the profit and cash flow of the Company is not affected by changing market rates.

                      DIRECTORS AND OFFICERS OF SENIOR CARE

Senior Care's Directors and Executive Officers, on April 30, 2001 including officers and directors who were in office as of December 31, 2000 but were no longer in office as of March 15, 2001, and their ages, positions held with the Company, length of time in such positions, and term of office are set forth below:

Name and Age          Current Position       Director Since     Officer Since
------------          ----------------       --------------     -------------
Mervyn Phelan, Sr. 60 Chairman, CEO          March 12, 2001     March 12, 2001
                      Director

Stephen Reeder 50     Chairman, CEO,         August 31, 1999    August 31, 1999
                      President,             Resigned           Resigned as CEO
                      Director               March 12, 2001     March 12, 2001

Richard Hart 52       Vice President,        August 31, 1999    August 31, 1999
                      Director               Term Ended         Term Ended
                                             March 12, 2001     March 12, 2001

Bob Coberly 33        Vice President,        August 31, 1999    VP since August 31, 1999
                      Chief Financial Officer,                  CFO since November 10, 2000
                      Treasurer                                 Treas. since March 12, 2001
                      Director

David Tsai 55         Vice President,                           August 31, 1999

John Cruickshank 60   Vice President                            VP since April 18, 2000
                      Secretary                                 Sec. since November 10, 2000
                      Director               March 12, 2001

Scott Brake 48        Director               August 31, 1999

David Edwards 52      Director               April 1, 2000

John Tanner 36        Director               April 1, 2000

Denzel Harvey 55      Director               April 1, 2000

Bob Eschwege 58       Vice President                            May 20, 2000

                                       77

The principal occupations and positions for the past several years of each of our executive officers and directors are as follows:

Mervyn Phelan, Sr., Chairman, Chief Executive Officer, Director

Mr. Phelan is a licensed real estate broker in the State of California. Since 1988, he has been a business and lending consultant to a large number of small and mid-sized companies. From approximately 1988 until 1997, during the nationwide recession, he specialized in the field of bankruptcy reorganizations. He has vast experience in the field of preparing businesses and their management team to break into normal financing channels even though the businesses may be financially challenged and under-capitalized. He pioneered innovative purchase and financing techniques for distressed property owners which effectively helped distressed sellers and provided value for new purchasers. In 1985, Mr. Phelan purchased Camino Real Savings & Loan, renamed it First California Savings Bank and aggressively entered the field of apartment building and hospitality-related commercial lending. First California was began making super priority loans in Chapter 11 Bankruptcy cases, also known as priming liens, loans used to save property from liquid- ation. Mr. Phelan=s career in the hospitality industry as a broker, business consultant and acquisition manager has spanned 35 years.

Stephen Reeder: President [Resigned as President Effective March 31, 2001]

Mr. Reeder brings 30 years of real estate development, construction, and investment experience to the company. Mr. Reeder has built and developed over 20,000 units throughout the western United States and will run the day to day operations of the company and head its construction division. In addition, Mr. Reeder has developed and constructed over 6,000 acres of master-planned communities, and developed and built on average, over $100,000,000 annually between 1985 and 1991. Mr. Reeder will run the day to day operations of the

Company with a particular focus on the development division, coordinating and directing the Company's acquisitions of existing and to-be-built properties and the real estate financing for the company.

Mr. Reeder employment for the prior 5 year period has been as an independent consultant and real estate investor, investing for his own portfolio and consulting with clients in their financing of real estate in the Western United States.

Richard Hart: Vice President, Director [Term Ended as Vice President and Director as of March 12, 2001]

Richard Hart has over twenty years of experience in the construction industry, and has been intimately involved with all manners of construction and developmental processes. He is a licensed general contractor in the State of California and is licensed to build all types of residential and wood frame construction commercial property.

During the last five years, Mr. Hart has been the owner and manager of Pacific Communities, a company specializing in the construction and rehabilitation of senior facilities and multi family homes in the Riverside/San Bernardino areas of Greater Los Angeles. Before his involvement with the Company, Mr. Hart served as the construction supervisor and project manager with the following construction and development firms: Van/Hart Performance Builders, La Ban Development, Special Projects, Sunkist Developers, Cal Cor, Regional Real Estate Developers, and Mike Pleman Developments. Mr. Hart will oversee the western United State construction projects for the Company reporting directly to Steve Reeder.

Scott Brake:  Director

Mr. Brake brings 30 years of business experience to the Board of Directors.

Mr. Brake's employment for the prior 5 year period has been as an independent business and financial consultant in Los Angeles, California.

David Tsai: Vice President

Mr. Tsai is a licensed architect. He graduated from Chung Yuan Christian College of Taiwan in 1967 and moved to California in 1969. After receiving his Masters Degree of Architecture at the University of California Berkeley in 1970, Mr. Tsai moved to Los Angeles and began his architectural career in the Southland.

Mr. Tsai's extensive commercial development and architectural experience derived from early years when he was employed by various renowned architectural firms in the Greater Los Angeles area. Mr. Tsai has participated in design work of landmark projects in Los Angeles, including the Downtown Hyatt Regency Hotel, the Broadway Plaza, and one of the tallest buildings in Los Angeles, the famous 60-story First Interstate Bank building.

In 1975, Tsai Development and Construction Corp. was founded. In 1977, due to increasing demand, an independent Development and Construction Division was formed, separated from the Architectural Division. He has since developed millions of square feet of commercial/retail, and thousands of multi- family residential units, senior units and single family homes. Mr. Tsai most recently created an efficient design for senior condominium projects and is under construction on numerous senior projects in the state of California, including Evergreen Manor, which is owned by Senior Care Industries Inc.

Mr. Tsai's employment for the prior 5 year period has been as the principal of Tsai Development and Construction, in Monterey Park, California. He is the principal designer and builder of the Evergreen Manor II owned by Senior Care.

Robert Coberly: Chief Financial Officer, Treasurer, Director

Mr. Coberly graduated Magna Cum Laude from the University of San Diego in 1990 with a degree in Business Administration with an emphasis on finance. He brings 8 years of real estate experience to the Senior Care Industries Inc., management team. Mr. Coberly will focus on retail and residential development with the company, utilizing his national network of contacts gained through his years with CB Commercial and Marcus & Millechap. Mr. Coberly has initiated and sold over $100,000,000 in real estate throughout the United States and will focus on the eastern U.S. for the Company. He is a licensed real estate broker.

Mr. Coberly's employment for the prior 5 year period has been as a real estate agent with CB Commercial and Marcus & Millechap, in Los Angeles, California. Recently, he relocated to Capital Realty in South Pasadena, California.

John Cruickshank, Senior Vice President, Secretary, Director

Mr. Cruickshank is a graduate of the University of Vermont and Boston College Law School. For the last 10 years he has been a business consultant working mainly in connection with the law offices of Lawrence R. Young & Associates, P.C. in Downey, California as a consultant to Mr. Young's clients on business affairs. He left that position and joined Senior Care in April of 2000.

David Edwards, Director

David Edwards resides in London, England and is in the international antiques importing business. He was born in London in 1948 and attended school at St. Georges. He was for many years the owner and operator of six major licensed premises in London. He is now retired from that business and spends most of his time in charitable endeavors including acting as trustee and vice-chair of the national charity for children suffering from cancer, the Lennox Appeal, is a member of the Sudbury Rugby Football Club and trustee of the Mountview Drama School.

John Tanner, Director

John Tanner was born in 1964 in Dublin, Ireland, was educated at the Delasalle Brother's School, embarked on a career in hotel management after attending the Royal Marine Hotel Management Course. He presently resides in East Anglia in the United Kingdom and maintains a large stable of horses, trains horses and is a member of the British Show Hack & Riding Association and the British Sports Horse Society. He competes in various horse shows and rides the hunt with the Thorlow in Suffock and, has been awarded a number of hunt buttons by four other hunts in the British Isles.

He presently is also in the antique business, has developed a serious interest in architecture and design. After rebuilding and remodeling Westgate House in Long Melford, he found himself rebuilding and redesigning houses of significance in England, Ireland, Spain and Germany.

Denzel Harvey, Director

Denzel Harvey has been for the last twenty years the owner and operator of Northland Rental & Supply, a heavy equipment rental company in San Dimas, California. His company has an exclusive arrangement with Rent USA to supply equipment to Northland for its customers. He is the brother of Al Harvey, the founder of Rent USA, Inc. Northland is a part of the Disabled Veterans Business Enterprise (DVBE) program in California and by Congress on a Federal level gives an entitlement to disabled veterans on a par with minorities. Denzel Harvey is a disabled veteran. Because of the agreement between Rent USA and Northland, Northland is able to favorably compete on all expenditures for State of California and Federal public works projects. The agreement between Northland and the Rent USA provides for an exclusive marketing arrangement whereby the Rent USA provides the material, equipment and supplies for all of Northland's projects. The agreement is for seven years and is renewable. The agreement is written and signed by both parties. There are only 600 DVBE registered businesses in the California and only one in the heavy construction field according to the Disabled Veterans Alliance. Northland has an advantage over other non DVBE companies when bidding on federally mandated construction projects. The most recent version of the law passed by Congress and by the California State Legislature requires that at least 3% of all contracts let in State and federally mandated projects be to DVBE owned companies.

Bob Eschwege, Vice President and Manager of Noble Furniture

Mr. Eschwege founded Noble Furniture in 1989 and has been with the Company since its inception. He handles all aspects of oversight of manufacture, design, and distribution. He is a master furniture and cabinet maker whose expertise goes far beyond the manufacturing of furniture to the showing and sale of the product to distributors nationwide.

Senior Care intends to employ the following officers and directors of Tri-National:

                                    POSITIONS HELD
NAME                    AGE         WITH THE TRI-NATIONAL              SINCE
----                    ---         ---------------------              -----

Michael A. Sunstein     58          Director, CEO &                    1989
                                    President
Gilbert Fuentes         67          Chief Financial Officer            1996
Bersain Gutierrez       43          V.P. Legal Counsel, Mexico         1998
Jason Sunstein          29          Secretary and                      1989
                                    V.P. Investor Relations

MICHAEL A. SUNSTEIN. Mr. Sunstein has been the Chief Executive Officer and a Director of the Tri-National since its founding 1989. Prior to joining the Tri-National, Mr. Sunstein spent 15 years in the housing industry, primarily with Kaufman and Broad Homes, Inc., a New York Stock Exchange listed company, where he served as President of the Midwestern Division and acting President of the East Coast Division. In those capacities he was responsible for the financial, building and delivery of approximately $30,000,000 in housing sales annually. He resigned from Kaufman and Broad and started his own firm in the building and materials and single-family home industry in Michigan, prior to moving to San Diego in 1982.

GILBERT FUENTES. Mr. Fuentes has been the Chief Financial Officer since 1996. He has 25 years of experience in the banking industry. He has held the positions of President and Chief Executive Officer, Senior Vice President, Chief Financial Officer, Treasurer and Comptroller for multi- billion dollar banking organizations. He has authored several articles in the fields of finance and cash management, as well as the 1992 and 1993 Economic Forecast of the United States and Mexico, published by the U.S. Mexico Foundation. Mr. Fuentes has developed innovative cash management systems, investment strategies and strategic financial plans that resulted in millions of dollars of incremental income for his former employers.

LIC. BERSAIN GUTIERREZ. Mr. Gutierrez joined the Company in October of 1998 as V.P. Legal Counsel, Mexico and Director of Mexican Operations. He has been instrumental in negotiating, coordinating title policies, surveys and the filing and approval for Municipal zoning and permits for the Company's real estate projects in Mexico. Prior to joining Tri-National, Mr. Gutierrez held high positions in the Secretaria de Hacienda y Credito Publico (I.R.S. of Mexico), as well as District Attorney for the Federal District of Mexico City. He also held high positions in the Procudaria de Justicia del D.F. (the F.B.I. of Mexico). Mr. Gutierrez graduated with honors from the law school of Universidad Autonoma de Mexico in 1979.

JASON A. SUNSTEIN. Mr. Sunstein has been Vice President of Investor Relations for the Company since 1989 and for MRI Medical Diagnostics, Inc. since 1992. He attended San Diego State University where he majored in Finance and is a licensed securities broker. He is the son of Michael Sunstein.

None of the executives of Tri-National who are being employed by Senior Care hold any stock in Senior Care. However, certain officers of Tri-National who are being employed by Senior Care hold stock in Tri-National which they intend to tender to Senior Care under the terms of this Tender Offer. The ownership of Tri-National officers and directors who will tender their shares to Senior Care or may tender their shares to Senior Care under the terms of the Tender Offer and who have signified to Senior Care that they support this Tender Offer are as follows:

                EXECUTIVE COMPENSATION OF OFFICERS AND DIRECTORS

The following table sets forth the Summary Compensation Table for all of Senior Care's officers and directors who served during the last three fiscal years. No other compensation not covered in the following table was paid or distributed by the Company to such persons during the period covered. Employee Directors receive stock options for service on the Board of Directors.

    Name                    Annual                      Awards          Payouts
& Position                  Comp.
------------------------------------------------------------------------------------------
              Year      Salary    Bonus   Other             Restricted       LTIP    Other
                                          Compensation  Stock      Options

Richard Hart 1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-       1,833     -0-      -0-
             2001        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Martin
Richelli     1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-         933     -0-      -0-
             2001        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Denzel
Harvey       1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
             2000        -0-       -0-       -0-          -0-       1,833     -0-      -0-
             2001        -0-       -0-       -0-          -0-     100,000     -0-      -0-

David Tsai   1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
             2000        -0-       -0-       -0-          -0-        1,833    -0-      -0-
             2001        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Stephen
Reeder       1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
CEO          1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000       65,000     -0-       -0-          -0-        3,834    -0-      -0-
             2001       10,000     -0-       -0-          -0-      200,000    -0-      -0-

Bob Coberly  1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-        1,833    -0-      -0-
             2001       15,000     -0-       -0-          -0-      400,000    -0-      -0-
John
Cruickshank  1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999 (1)    -0-       -0-       -0-          -0-          -0-    -0-      -0-
Secretary    2000       38,850     -0-       -0-          -0-        1,833    -0-      -0-
             2001       40,000     -0-       -0-          -0-      400,000    -0-      -0-

Scott Brake  1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-        1,833    -0-      -0-
             2001        -0-       -0-       -0-          -0-      200,000    -0-      -0-

Al Harvey    1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Former       1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-        1,833    -0-      -0-
             2001        -0-       -0-       -0-          -0-          -0-    -0-      -0-

                                      82



    Name                    Annual                      Awards          Payouts
& Position                  Comp.
------------------------------------------------------------------------------------------
              Year      Salary    Bonus   Other             Restricted       LTIP    Other
                                          Compensation  Stock      Options

Bob Eschwege 1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
V.P.         1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Plant Mgr.   2000       66,000     -0-       -0-          -0-        1,833    -0-      -0-
             2001       22,000     -0-       -0-          -0-      300,000    -0-      -0-
David
Edwards      1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
             2000        -0-       -0-       -0-         1,833         -0-    -0-      -0-
             2001        -0-       -0-       -0-       100,000         -0-    -0-      -0-

John Tanner  1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
             2000        -0-       -0-       -0-        55,000         -0-    -0-      -0-
             2001        -0-       -0-       -0-       100,000         -0-    -0-      -0-

Mervyn
Phelan       1998        -0-       -0-       -0-          -0-          -0-    -0-      -0-
CEO          1999        -0-       -0-       -0-          -0-          -0-    -0-      -0-
Director     2000        -0-       -0-       -0-          -0-          -0-    -0-      -0-
             2001        -0-       -0-       -0-          -0- (2)      -0-    -0-      -0-


(1) Prior to becoming an officer or director of Senior Care, John Cruickshank received compensation of 50,000 pre-reverse split shares of common stock in lieu of cash for consulting services during 1999.

(2) Mervyn A. Phelan, Jr., Trustee of the Aliso Circle Irrevocable Inter Vivos Trust is the son of Mervyn A. Phelan, Sr., Chief Executive Officer of Senior Care and Chairman of the Board of Directors. The beneficiaries of the Trust are Sharon Phelan, wife of Mervyn A. Phelan, Sr., the children and grand-children of Mervyn A. Phelan, Sr.

                    RELATIONSHIPS AND RELATED TRANSACTIONS

Issuance of Common Stock in Senior Care during last 3 years
that was un-registered:
-----------------------------------------------------------

In the last three years, Senior Care has made transactions with their common stock for cash, services, and acquisitions which were not registered under the Securities Act of 1933.

We have issued stock for services rendered for investor relations and other consulting services which were performed by Geneva Group, Inc., OTC Financial Network, The Hawke Group, Top 10 Financial Services and Hudson Consulting Group, Inc. This stock was issued in lieu of cash payments or in addition to cash payments in certain circumstances.

Additionally, Senior Care issued stock to acquire assets as follows:

(1) On April 30, 1999, the Company completed an asset purchase agreement where it purchased the assets and assumed the liabilities of East-West Developer, Inc. for a note payable of $700,000, 1,480,122 shares of common stock, and 400,000 shares of Series B preferred stock which was convertible from 1 preferred share into 5 common shares. The preferred stock was converted in April, 2000. The total value of the acquisition of $8,404,176 based on the book value of net assets of East-West, which consisted of real estate assets that were appraised less related real estate loans.

(2) On May 15, 2000, the Company completed the purchase of Noble Concept Fidelity, Inc., a furniture manufacturing operation in San Diego, California in which it issued 750,000 shares of stock to shareholders of Cyrus Industries, Inc., the then owner of 80% of the shares of Noble Concept Fidelity, Inc., and 150,000 shares of common stock to Bob Eschwege, the manager, operator of the furniture company that was its founder and formerly 20% owner of Noble Concept Fidelity, Inc.

(3) On April 19, 2001, the Company issued 250,000 shares of Common stock to conclude the purchase of Flamingo 55.

(4) On April 26, 2001, the Company issued 1,300,000 shares of Common stock to conclude the purchase of the property in San Jacinto, California.

In connection with these acquisitions, Senior Care issued common shares as shown below:

Name            Date of Issuance          Number of Shares           Value of Shares at Issuance
------------     ----------------          ----------------           ---------------------------
Madeline Farah  Aug.31, 1999              13,334                     $1,111,500.00
Aziz Holdings   Aug.31, 1999              13,334                     $1,111,500.00
Friendly Bear   Aug.31, 1999               3,500                     $  233,415.00
Signature Prop. Aug.31, 1999               3,667                     $  244,530.00
Pecos Russell   Aug.31, 1999               6,667                     $  444,600.00
Broadway Acacia Aug.31, 1999               6,667                     $  155,610.00
Evergreen Manor Aug.31, 1999              73,333  *                  $4,890,600.00
Bob Eschwege    May 15, 2000               5,000                     $  226,893.00
Shareholders
of Cyrus
Industries      May 15, 2000              25,000                     $1,223,107.00
Flamingo 55     Apr.19, 2001             250,000                     $  250,000.00
Perdico Trust   Apr.26, 2001           1,300,000                     $1,300,000.00

* Originally, and prior to the 30 to 1 reverse split which took effect on March 15, 2001, Evergreen Manor had in 1999 received 600,000 shares plus 400,000 preferred shares which were convertible 5 for 1 to common stock. The preferred stock was converted to common stock in April, 2000. Since that time, a total of 600,000 shares were disbursed to one of the members of the limited liability company who withdrew and the remainder of 1,600,000 shares remains with the limited liability company and have not yet been disbursed to the members. The total number of shares then outstanding was subject to a 30 to 1 reverse split effective on March 15, 2001.

In all of the transactions shown above, the issuance, delivery and sale of our common stock was made pursuant to the asset exchange exemption within the meaning of Section 4(2) of the Act; and we have issued stop transfer orders concerning the transfer of certificates representing all the common stock issued and outstanding as reported by the foregoing table.

Senior Care also issued common stock for services to employees, others and to employees whereby certain employees were entitled to receive common stock during the year 2000 as follows [This does not include the issuance of stock to employees under the 2000 Stock Option Plan or the 2001 Stock Option Plan where the shares have been registered]:

Name              Date of Issuance          Number of Shares         Value of Shares at Issuance
--------------    ----------------          ----------------         ---------------------------
American Accounting
& Auditing, Inc.  Apr. 6, 2000               1,667                   $100,000
Brian Dvorak      Apr. 6, 2000                 234                   $ 14,000
Defined Holding   Apr. 6, 2000               1,667                   $100,000
David Edwards     Apr.15, 2000               1,834                   $ 55,000
John Tanner       Apr.15, 2000               1,834                   $ 55,000
OTC Financial Grp.Apr.15, 2000                 834                   $ 75,000
Hawke Group       Apr.15, 2000                 334                   $ 30,000
Top 10 Financial  Aug.28, 2000                 834 warrants
Brian Eisberg     Dec. 1, 2000              11,667                   $ 10,500
Michael Austin    Dec. 1, 2000              11,667                   $ 10,500
Aliso Circle
Irrevocable Inter
Vivos Trust       Mar.12, 2001           8,000,000                   $  8,000
David Edwards     Mar.12, 2001             100,000                   $    100
John Tanner       Mar.12, 2001             100,000                   $    100
Hudson Consulting
Group, Inc.       Apr.26, 2001             100,000                   $175,000


In addition, Senior Care sold the following unregistered securities to the person named, in the amounts, for the consideration and the dates indicated:


 Name                        Date               Number of Shares  Consideration
 ----                        ----               ----------------  -------------

European Equity              July 8, 2000       4,715             $ 72,425.00
& Guarantee


In all of the transactions shown above, the issuance, delivery and sale of Senior Care common stock was made pursuant to the private offering exemption within the meaning of Section 4(2) of the Act; and we have issued stop transfer orders concerning the transfer of certificates representing all the common stock issued and outstanding as reported by the foregoing table. All of the shares issued to European Equity & Guarantee and/or its clients contained a restrictive legend pursuant to Regulation S regarding sales of shares to offshore persons and entities.

Issuances of Preferred Stock which is Convertible into
Common Stock within the last three years
------------------------------------------------------

Senior Care has issued the following Preferred stock which is convertible into Common stock under certain circumstances and at certain specified times as follows:

SERIES A
--------
As of April 2, 1999 the Company had 34,500 of its Series A preferred stock, convertible at .12 shares of the Company's $0.001 par value common stock for 1 share of preferred. The Series A preferred shares have no preferences for the payment of dividends or liquidation preferences. Those shares were converted to 172,500 shares of common stock on April 5, 2000. There are presently no Class A Preferred shares outstanding.

SERIES B
--------
On April 30, 1999 as part of the East-West purchase the Company issued 400,000 shares of its Series B preferred stock, par value $0.001, convertible at 5 shares of common stock for each share of preferred stock converted. The Series B preferred shares have no preferences for the payment of dividends or liquidation preferences. The option to convert the stock to common shares was exercised on April 30, 2000. As of December 31, 2000, there were no Series B Preferred shares outstanding.

SERIES C
--------
The Company set up Series C preferred stock for the purpose of issuing stock in exchange for land in Tennessee. That transaction was canceled and the stock issued was voided. There is presently no Series C preferred stock outstanding.

SERIES D
--------
On October 3, 2000, the Company issued 2,000,000 shares of Series D preferred stock to Rent USA, Inc. in exchange for 5,000,000 shares of common stock in Rent USA, Inc. which was issued to Senior Care. The transaction had a stated value in the contract of $2,250,000. 5,000,000 shares of Rent USA represented 43.5% of the shares outstanding in that company as of the date of the transaction.

SERIES E
--------
Series E Preferred has never been used and there are no shares outstanding in this series.

SERIES F
--------
Series F Preferred will be issued pursuant to the Tender Offer which Senior Care has made to its shareholders under the terms of which shareholders of Senior Care are being offered 1 share of Series F Preferred for each share of Common stock which the shareholder owns in Senior Care. The Series F Preferred shares convert into Common shares at the rate of 60 Common shares for every 1 Preferred share, 20% of the number of shares owned becoming convertible at the end of each 12th month anniversary date of the issue. These shares will be registered and issued pursuant to the Tender Offer and Prospectus. There are presently no Series F Preferred shares outstanding. It is anticipated that there could be up to 300,000 shares of Series F Preferred stock issued under the terms of the Tender Offer which expires on August 10, 2001 unless extended. Once converted, a maximum of approximately 18,000,000 Common shares would be issued over the 5 year period with a maximum of approximately 3,600,000 Common shares being issued each year.

SERIES G
--------
On April 28, 2001, Senior Care issued 1,050,000 shares of Series G Preferred stock to Tri-National Development Corporation in exchange for certain assets of Tri-National. These Series G Preferred shares are convertible into Common stock over a period of 5 years, 20% of the number of shares held on the 24th month anniversary date of the issue and 20% thereafter on each 12th month anniversary date until all of the shares are converted. Each Series
G Preferred share converts into 20 Common shares. Once converted, a total of 21,000,000 Common shares will be issued with a maximum of 4,200,000 being convertible on April 28, 2003 and 4,200,000 being convertible on each 12th month anniversary date thereafter.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

         The Articles of Incorporation of Senior Care Industries, Inc. provide for indemnification of personal liability of our Directors to the fullest \ extent permitted by Nevada Law.

         Article X of the Articles of Incorporation, which is set forth below in its entirety, provides for indemnification of officers, directors, employees and agents substantially to the extent permitted under the Nevada Revised Business Corporation Act.

         Article X of the By-Laws provides as follows:

                                   " ARTICLE X
                                 INDEMNIFICATION

         Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he aced in good faith an in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses with such court shall deem proper.

3. To the extent that any person referred to in paragraphs 1 and 2 of this
Article X has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, th shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4. Any indemnification under paragraphs 1 and 2 of this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2 of this Article X. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or other proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided in this Article X.

6. The indemnification provided by this Article X shall not be deemed exclusive or any other rights to which those seeking indemnification may be entitled under any statue, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, office, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X

8. For the purposes of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving Corporation so that any person who is or was a director, officer, employee or agent or such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation in the same capacity."

Undertakings.
-------------

         A.       To Deliver Certificates.

         The undersigned registrant hereby undertakes to provide certificates in such denominations and registered in such names to permit prompt delivery to each purchaser.

         B.       Indemnification.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        INCORPORATED DOCUMENTS & EXHIBITS

The following documents and all of the exhibits attached thereto are hereby incorporated herein by reference:

1. 10-KSB filed by Senior Care Industries, Inc. on April 2, 2001;
2. 10-QSB filed by Senior Care Industries, Inc. on May 14, 2001;
3. Initial Form TO-I filed by Senior Care Industries, Inc. on May 7, 2001 together with any amendments thereto on Form TO-I/A;
4. Initial Form TO-T filed by Senior Care Industries, Inc. on May 22, 2001 together with any amendments thereto filed on Form TO-T/A;
5. S-4 Registration Statement relative to the Tender Offer by Senior
   Care for Tri-National Development Corp. being filed concurrently herewith.

Attached Exhibits:

Exhibit 5  - Opinion re Legality

Exhibit 23 - Consent of Ludlow & Harrison, CPAs

Exhibit 99 - Financial Statements of Rent USA, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Issuer certifies that it has reasonable grounds to believe that is meets all of the requirements for filing of thie S-4 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Laguna Beach, State of California, on June 26, 2001.

     Senior Care Industries,  Inc.

     /s/ Mervyn A. Phelan, Sr.
     -------------------------------
     Chief Executive Officer, Chairman
     Of the Board of Directors & Director

     Senior Care Industries, Inc.

     /s/ Bob Coberly
     ------------------------------
     Chief Financial Officer & Director

     /s/ John W. Cruickshank
     ------------------------------
     Secretary & Director

     /s/ Scott Brake
     ------------------------------
     Vice President & Director

                                    EXHIBIT 5

              [LETTERHEAD OF LAWRENCE R. YOUNG & ASSOCIATES, P.C.]

                                 June 26, 2001

Securities and Exchange Commission
Division of Corporate Finance
Washington, D.C. 20549

     Re:     Senior Care Industries, Inc.

Ladies and Gentlemen:

     This office represents Senior Care Industries, Inc., a Nevada corporation (the "Registrant") in connection with the Registration Statement on Form S-4 whereby Senior Care will be issuing Series G Preffered stock in exchange for common shares of Senior care under the terms of a tender offer. In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that the preferred stock issued as a result thereof, when registered, will be legally issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Registration Statement, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the Offer of the Securities in such states.

                                    Very truly yours,

                                    /s/  Lawrence R. Young
                                    ----------------------
                                    LAWRENCE R. YOUNG & ASSOCIATES, P.C.

                                                                         EX-23.1

         Ludlow & Harrison
         A CPA Corporation
         3545 Camino Del Rio South, Suite D
         San Diego, CA 92108

                                   June 26, 2001

         TO WHOM IT MAY CONCERN:

         We do hereby consent to the incorporation by reference in this Registration Statement of our Auditor's Report and Financial Statements for Senior Care Industries, Inc., as of December 31, 1999 and December 31, 2000 and the related Statements of Operations, Stockholders' Equity and Cash Flows for the years then ended.

         PROFESSIONALLY,

         /S/ Ludlow & Harrison
         ----------------------
         Ludlow & Harrison
         A CPA Corporation

                                               EXHIBIT 99

                              FINANCIAL STATEMENTS
                                  RENT USA, INC.
                                   (Unaudited)
                               September 30, 2000


                                    CONTENTS

Consolidated Balance Sheets                                           F - 2

Consolidated Statements of Income and Expense                         F - 3

Consolidated Statements of Cash Flows                                 F - 4

Notes to the Financial Statements                                     F - 5

                                 RENT USA, INC.
                                 BALANCE SHEET
                            As of September 30, 2000



                                     ASSETS

Current Assets
      Cash                                                          $    14,603
      Accounts Receivable                                                55,925
                                                                    ------------
Total Current Assets                                                     70,528

Property and Equipment
      Furniture and Office Equipment                                     73,313
      Heavy Construction Equipment                                    5,584,237
      Attachments and Parts                                           1,476,068
      Shop Equipment and Tools                                          803,774
                                                                    ------------
                                                                      7,937,392
      Less: Accumulated Depreciation                                   (640,274)
                                                                    ------------
Total Property and Equipment                                          7,297,118

                                                                    ------------
TOTAL ASSETS                                                        $ 7,367,646
                                                                    ============

                       LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
      Accounts Payable                                              $   239,172
      Accrued Expenses                                                   14,264
      Short-Term Notes Payable                                        1,751,747
      Notes Payable, Current Portion                                     86,799
                                                                    ------------
Total Current Liabilities                                             2,091,982

Long-Term Liabilities                                                   298,564
                                                                    ------------

Total Liabilities                                                     2,390,546

Stockholders' Equity
      Common Stock, $.001 par value, 20,000,000
         Shares authorized; 6,098,289 shares issued
         and outstanding                                                  6,098
      Preferred Stock, $.001 par value, 5,000,000
         Shares authorized; none issued                                       -
      Paid-in Capital                                                 5,498,347
      Retained Earnings                                                (527,345)
                                                                    ------------
Total Stockholders' Equty                                             4,977,100

                                                                    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 7,367,646
                                                                    ============


     See accompanying notes to financial statements and accountant's report
                                      F-2

                                 RENT USA, INC.
                              STATEMENTS OF INCOME
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


                                          Three Months Ended               Nine Months Ended
                                             September 30,                  September 30,
                                        2000             1999           2000            1999
                                     ------------    ------------   ------------    ------------
INCOME                               $   144,485     $         -    $   370,419     $         -

COST OF SALES                            179,323                        601,747
                                     ------------    ------------   ------------    ------------

GROSS PROFIT (DEFICIT)                   (34,838)              -       (231,328)              -

OPERATING EXPENSES                        68,444                        247,529          5,000
                                     ------------    ------------   ------------    ------------

INCOME (LOSS) FROM OPERATIONS           (103,282)              -       (478,857)         (5,000)

PROVISION FOR INCOME TAXES                     -               -              -               -
                                     ------------    ------------   ------------    ------------

NET INCOME (LOSS)                    $  (103,282)    $         -       (478,857)    $    (5,000)
                                     ============    ============   ============    ============

EARNINGS PER SHARE - BASIC           $     (0.02)    $         -    $     (0.08)    $     (0.00)
                                     ============    ============   ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES      6,098,289       5,000,000      6,098,289       3,333,333
                                     ============    ============   ============    ============




     See accompanying notes to financial statements and accountant's report
                                      F-3


                                 RENT USA, INC.
                            STATEMENT OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMER 30, 2000 AND 1999

                                                                  2000          1999
                                                               ----------    ----------
Cash Flow from Operating Activities:
      Net Income                                               $(478,857)    $  (5,000)
      Adjustments to reconcile net income to net cash
       provided (used) by operating activities:
          Depreciation                                           597,696             -
          (Increase) Decrease in Accounts Receivable             (55,925)            -
          Increase (Decrease) in Accounts Payable                238,262             -
          Increase (Decrease) in Accrued Expenses                 14,264             -
                                                               ----------    ----------
Net Cash Provided (Used) by Operating Activities:                315,440        (5,000)

Cash Flow from Investing Activities:
      Purchase of Property and Equipment                        (342,252)            -
                                                               ----------    ----------
Net Cash Provided (Used) by Investing Activities:               (342,252)            -

Cash Flow from Financing Activities:
      Proceeds from Issuance of Stock                                  -         5,000
      Capital Contribution                                           500             -
      Net Proceeds (Payments) from Notes Payable                  40,915             -
                                                               ----------    ----------
Net Cash Provided (Used) by Financing Activities:                 41,415         5,000
                                                               ----------    ----------

Net Increase (Decrease) in Cash                                   14,603             -

Cash Balance at Beginning of Period                                    -             -
                                                               ----------    ----------

Cash Balance at End of Period                                  $  14,603     $       -
                                                               ==========    ==========

Supplemental Disclosures:
      Cash Paid During the Period for Interest                 $  14,457     $       -
                                                               ==========    ==========
      Cash Paid During the Period for Income Tax               $       -     $       -
                                                               ==========    ==========

Supplemental Schedules of Noncash Investing and
  Financing Activities During the Period
      Notes Payable Incurred for Purchase of Property and
        Equipment                                              $ 434,473     $       -
                                                               ==========    ==========
      Paid-In Capital Inccurred for Acquisition of Property
        and Equipment                                          $   7,500     $       -
                                                               ==========    ==========


     See accompanying notes to financial statements and accountant's report


                                      F-4

                                 RENT USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Presentation of Interim Information

In the Opinion of the management of Rent USA, Inc.(the Company), the accompanying unaudited financial statements include all normal adjustments considered necessary to present fairly the financial position as of September 30, 2000, and the results of operations for the three and nine months ended September 30, 2000 and 1999, and cash flows for the nine months ended September 30, 2000 and 1999. Interim results are not necessarily indicative of results for a full year.

The financial statements and notes are presented as permitted by Form 10-QSB, and do not contain certain information included in the Company's audited financial statements and notes for the fiscal year ended December 31, 1999.

The attached projections (forecasts) are not apart of these unaudited financial statements. John H. Spurgeon, CPA has not examined the forecasts and assumes no responsibility for them.

Former Development Stage Company

Effective this year, the Company begins its planned operations and generates significant revenues and is no longer in the development stage as defined under Financial Accounting Standards Board Statement No. 7.

Use of estimates

The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenues are recognized as earned as time passes from rights to use assets (rentals) which extend continuously over time based on contractual prices established in advance.

                                 RENT USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable

Management of the Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made. There was no bad debt expense either for 2000 or 1999.

Property and Equipment

Property and Equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-line method based on the estimated useful lives of the rental assets. Depreciation expense was $597,696 and $0 for 2000 and 1999, respectively.

Income Taxes

The Company accounts income taxes in accordance with Financial Accounting standards Board Statement No. 109 "Accounting For Income Taxes" (SFAS No. 109). SFAS No. 109 requires a company to recognize deferred tax liabilities and assets for the expected future income tax consequences of events that have been recognized in the Company's financial statements. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

NOTE 2 - SHORT-TERM NOTES PAYABLE

a.) Note Payable to an Officer; no interest
    accrued; due on demand                                           $   20,000

b.) Note Payable to an Officer; no interest
    accrued: due on demand                                               39,664

c.) Note Payable to related party; interest
    at 8.5%; due June 3, 2000                                         1,661,721

d.) Note Payable to Airgas, due on demand;
    secured by equipment                                                  5,362

                                 RENT USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


NOTE 2 - SHORT-TERM NOTES PAYABLE (Continued)

e.) Note Payable to related party; interest
    at 10%; due 60 days                                                  25,000
                                                                     -----------

                                                                     $1,751,747
                                                                     ===========

NOTE 3 - LONG-TERM LIABILITIES

a.) 10.75% Note Payable to Anchor due in monthly
    installment of $743.43 including principal
    and interest, maturing March 24, 2004;
    collateralized by equipment                                       $  26,433

b.) 9.65% Note Payable to bank due in monthly
    installment of $2,645.49 including principal
    and interest, maturing April 28, 2003;
    collateralized by equipment                                          77,777

c.) 12% Note Payable to Johnson due in monthly
    installment of $6,174.52 including principal
    and interest, maturing April 2001                                    64,465

d.) 10.75% Note Payable to CIT due in monthly
    installment of $5950.83 including principal
    and interest, maturing May 2004; collateralized
    by equipment                                                        216,688
                                                                      ----------
                                                                        385,363
   Less Current Portion                                                  86,799
                                                                      ----------
                                                                      $ 298,564
                                                                      ==========

Long-term liabilities maturities during the years ending December 31:

     2000              $ 86,799
     2001               121,135
     2002                94,734
     2003                74,848
     2004                36,804
                       --------

                       $414,320
                       ========

NOTE 4 - PROVISION FOR INCOME TAX

There was no provision for income tax for three and nine months ended September 30, 2000 and 1999. Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses.

                                 RENT USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


NOTE 4 - PROVISION FOR INCOME TAX (Continued)

At December 31, 1999, net federal operating losses of approximately $48,488 are available for carryforward against future years' taxable income and expire in 2020. The Company's ability to utilize its federal net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.

NOTE 5 - NET LOSS PER SHARE

Net loss per share is computed based on the weighted average number of shares of common stock outstanding during the period. Basic net loss per share for nine months ended September 30, 2000 and 1999 is $0.05 and $0.001, respectively.

NOTE 6 - CAPITAL CONTRIBUTION

A shareholder contributed equipment with a fair value of $7,500 to the Company.

NOTE 7 - LEASE COMMITMENTS

The Company leases its office facilities for $3,250 per month. The lease expires February 28, 2003. Rent expense totaled $6,300 and $0 for 2000 and 1999, respectively.

As of September 30, 2000, the minimum commitments under the lease are as follows:
                       December 31,           Amount
                       ------------           ------
                         2000               $  9,750
                         2001                 39,000
                         2002                 39,000
                         2003                  6,500
                                            --------

                                            $104,000
                                            ========

NOTE 8 - GOING CONCERN

The accompanying financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. As shown in the accompanying financial statements, the Company incurred a net

                                 RENT USA, INC.
                          NOTES TO FINANCIAL STATEMENTS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999


NOTE 8 - GOING CONCERN - CONTINUED

loss of $478,857 and $5,000 for nine months ended September 30, 2000 and 1999, respectively, and as of September 30, 2000, the Company has a working capital deficiency of $2,021,454.


Management is currently involved in active negotiations to obtain additional financing and actively increasing marketing efforts to increase revenues. The Company's continued existence depends on its ability to meet its financing requirements and the success of its future operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 9 - SUBSEQUENT EVENTS

On October 3, 2000, Senior Care Industries, Inc. purchased 5,000,000 shares of common stock in the Company in exchange for 2,000,000 shares of common stock in Senior Care Industries, Inc. The stock position of Senior Care Industries, Inc. will give it actual control of the Company.

NOTE 10 - SEGMENT INFORMATION

The Company has adopted Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 changes the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. As the Company is currently in the early phase of its business plan, it does not yet have any reportable segments.